UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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AMEDISYS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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3854 American Way, Suite A

Baton Rouge, Louisiana 70816

(225) 292-2031 or (800) 467-2662

e-mail: investor@amedisys.com

April 25, 2017

Dear Fellow Stockholder:

You are cordially invited to our 2017 Annual Meeting of Stockholders on Thursday, June 8, 2017 at 1:00 p.m., Central Daylight Saving Time, at our executive office, 209 10th Ave. S., Suite 512, Nashville, Tennessee 37203. We look forward to updating you on new developments at Amedisys.

We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact of the Annual Meeting and our costs associated with the physical printing and mailing of proxy materials.

It is important that your shares be represented at the Annual Meeting. We hope you will come to the Annual Meeting in person, but whether you do, and regardless of the number of shares you own, please vote your shares by (i) Internet, (ii) telephone, or (iii) mail in order to ensure your representation at the meeting.

Matters to be covered at the meeting are explained in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

Amedisys is a leading health care at home company delivering personalized home health, hospice and personal care. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based personal care; recovery and rehabilitation after an operation or injury; care focused on empowering them to manage a chronic disease; or hospice care at the end of life. More than 2,200 hospitals and 61,900 physicians nationwide have chosen Amedisys as a partner in post-acute care. With more than 16,000 employees, in 421 care centers in 34 states and the District of Columbia, Amedisys is dedicated to delivering the highest quality of care to the doorsteps of more than 385,000 patients in need every year.

I look forward to sharing our strategic plans for 2017 with you during our Annual Meeting.

Sincerely,

Paul B. Kusserow
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 8, 2017
Time:	1:00 p.m., Central Daylight Saving Time
Place:	Amedisys, Inc. Executive Office 209 10th Ave. S., Suite 512 Nashville, Tennessee 37203

Proposals:

1.	To elect the nine director nominees identified in the accompanying Proxy Statement to the Board of Directors of Amedisys, Inc. (the “Company”), each to serve a one-year term expiring at the latter of the 2018 Annual Meeting of the Company’s stockholders or upon his or her successor being elected and qualified.

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017.

3.	To approve, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers (“say on pay” vote).

4.	To approve, on an advisory (non-binding) basis, the frequency of future stockholder say on pay votes.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders instead of paper copies of our Proxy Statement and 2016 Annual Report. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, our 2016 Annual Report and proxy card.

Who can vote:	Stockholders of record at the close of business on April 13, 2017 (the “Record Date”).

How you can vote:	You may vote your proxy by (i) accessing the Internet website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials; or (iii) marking, signing and returning the enclosed proxy card in the envelope provided, if you requested printed copies of the proxy materials. Stockholders who received their proxy card through an intermediary (such as a broker or bank) must deliver it in accordance with the instructions given by such intermediary.

Who may attend:	Any stockholder of record as of the Record Date may attend the meeting. Upon arrival to the meeting, you will be required to register and present government-issued photo identification, such as your driver’s license, state identification card or passport. If your shares are registered in the name of a bank, brokerage firm or other nominee and you plan to attend the meeting, bring your statement of account showing evidence of ownership as of the Record Date.

BY ORDER OF THE BOARD OF DIRECTORS

Donald A. Washburn Non-Executive Chairman of the Board of Directors

April 25, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 8, 2017:

The Notice of Internet Availability of Proxy Materials, Notice of Meeting, Proxy Statement and 2016 Annual Report to Stockholders are available free of charge at www.proxyvote.com

-i-

3854 American Way, Suite A

Baton Rouge, Louisiana 70816

PROXY STATEMENT

Annual Meeting of Stockholders of the Company to be held on June  8, 2017

SOME QUESTIONS YOU MAY HAVE REGARDING THIS PROXY STATEMENT

AND THE ANNUAL MEETING

Q:	What is this document?

A:	This document is the Proxy Statement of Amedisys, Inc. that is being made available to stockholders on the Internet, or sent to stockholders upon request, in connection with our Annual Meeting of stockholders to be held on Thursday, June 8, 2017 at 1:00 p.m. Central Daylight Saving Time at our executive office, 209 10th Ave. S., Suite 512, Nashville, Tennessee 37203 (the “Meeting”). A proxy card is also being furnished with this document, if you requested printed copies of the proxy materials.

We have tried to make this document simple and easy to understand. The Securities and Exchange Commission (“SEC”) encourages companies to use “plain English,” and we will always try to communicate with you clearly and effectively. We will refer to Amedisys, Inc. throughout as “we,” “us,” the “Company” or “Amedisys.”

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	Pursuant to rules adopted by the SEC, the Company will use the Internet as the primary means of furnishing proxy materials to stockholders this year. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the complete proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

Q:	Why am I receiving these materials?

A:	You are receiving this document because you were one of our stockholders on April 13, 2017, the record date for the Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of Amedisys stock upon certain matters at the Meeting. We are required by law to convene an annual meeting of our stockholders at which directors are elected. Because our shares are widely held, it would be impractical, if not impossible, for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. We began mailing the Notice on or about April 25, 2017.

Q:	Who may vote at the Meeting?

A:	We have fixed the close of business on April 13, 2017, as the record date for determining who is entitled to vote at the Meeting. As of that date, there were 33,673,524 shares of our common stock outstanding and entitled to be voted at the Meeting. You may cast one vote for each share of common stock held by you on April 13, 2017 on all matters presented at the Meeting.

Q:	What proposals will be voted on at the Meeting?

A:	There are four proposals to be considered and voted on at the Meeting:

(1)	To elect the nine director nominees identified in this Proxy Statement to our Board of Directors, each to serve a one-year term expiring at the latter of the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) or upon his or her successor being elected and qualified;

(2)	To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2017;

(3)	To approve, on an advisory (non-binding) basis, the compensation paid to our Named Executive Officers (“say on pay” vote); and

(4)	To approve, on an advisory (non-binding) basis, the frequency of future stockholder say on pay votes.

We will also consider other business that properly comes before the Meeting in accordance with Delaware law and our Bylaws.

Q:	What are my choices when voting on the election of the nine director nominees identified in this Proxy Statement, and what vote is needed to elect directors to the Board of Directors?

A:	In regards to the vote on the election of the nine director nominees identified in this Proxy Statement to serve until the 2018 Annual Meeting or upon his or her successor being elected and qualified, stockholders may:

•	vote in favor of all director nominees;

•	vote in favor of specific director nominees; or

•	vote to withhold authority to vote for all director nominees.

Directors are elected by a plurality of the votes cast at the Meeting. As a result, the nine directors receiving the highest number of “FOR” votes will be elected as directors. The Company’s Corporate Governance Guidelines, however, provide that a director candidate must tender his or her resignation if he or she receives a greater number of “withhold” votes than “for” votes. The Nominating and Corporate Governance Committee would then make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether other action should be taken. For additional information, please see the discussion beginning on page 11 and page 22 of this Proxy Statement.

Q:	What are my choices when voting on the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017, and what vote is needed to ratify their appointment?

A:	In regards to the vote on the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017, stockholders may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2017. For additional information, please see the discussion beginning on page 26 of this Proxy Statement.

Q:	What are my choices when voting on the advisory (non-binding) proposal regarding the compensation paid to the Company’s Named Executive Officers (“say on pay”), and what vote is needed to approve the advisory say on pay proposal?

A:	In regards to the advisory (non-binding) proposal on the compensation paid to our Named Executive Officers, stockholders may:

•	vote in favor of the advisory say on pay proposal;

•	vote against the advisory say on pay proposal; or

•	abstain from voting on the advisory say on pay proposal.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve, on an advisory basis, the say on pay vote. As an advisory vote, this proposal is not binding upon us. However, the Compensation Committee of our Board of Directors, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For additional information, please see the discussion beginning on page 33 of this Proxy Statement.

Q:	What are my choices when voting on the advisory (non-binding) proposal regarding the frequency of future stockholder say on pay votes, and what vote is needed to approve the advisory proposal regarding the frequency of future stockholder say on pay votes?

A:	In regards to the advisory (non-binding) proposal regarding the frequency of future stockholder say on pay votes, stockholders may:

•	vote in favor of an advisory say on pay vote every one year;

•	vote in favor of an advisory say on pay vote every two years;

•	vote in favor of an advisory say on pay vote every three years; or

•	abstain from voting on the advisory proposal regarding the frequency of future stockholder say on pay votes.

The affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required to approve, on an advisory basis, the frequency of future stockholder say on pay votes. As an advisory vote, this proposal is not binding upon us. Our Board of Directors will consider the outcome of the vote when determining the frequency of holding future stockholder say on pay votes. While our Board of Directors is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation. For additional information, please see the discussion beginning on page 35 of this Proxy Statement.

Q:	How does the Company’s Board of Directors recommend that I vote?

A:	Please see the information included in this Proxy Statement relating to the proposals to be considered and voted on at the Meeting. Our Board of Directors unanimously recommends that you vote:

•	“FOR” each of the nine nominees to our Board of Directors identified in this Proxy Statement;

•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2017;

•	“FOR” the advisory (non-binding) proposal regarding the compensation paid to our Named Executive Officers (“say on pay”); and

•	“1 YEAR” in connection with the proposal regarding an advisory vote on the frequency of future stockholder say on pay votes.

Q:	What information is available on the Internet?

A:	A copy of this Proxy Statement and our 2016 Annual Report to Stockholders is available for download free of charge at www.proxyvote.com.

Our Company website address is www.amedisys.com. We use our website as a channel of distribution for important Company information. Important information, including press releases, analyst presentations and financial information regarding our Company is routinely posted on and accessible on the Investors subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. Visitors to our website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investors subpage of our website.

In addition, we make available on the Investors subpage of our website (under the link “SEC Filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct, our Corporate Governance Guidelines and the charters for the Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics Committees of our Board of Directors are also available on the Investors subpage of our website (under the link “Corporate Governance”).

Information from this website is not incorporated by reference into this Proxy Statement.

Q:	What constitutes a quorum?

A:	The presence in person or by proxy of holders of a majority of our common stock outstanding as of the Record Date is needed for a quorum at the Meeting.

Q:	What are “broker votes” and “broker non-votes?”

A:	On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Meeting and in determining the number of shares voted “FOR” or “AGAINST” the routine matter. For purposes of the Meeting, the proposal to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending December 31, 2017 is considered a “routine” matter.

Under applicable stock exchange rules: (i) the election of directors, (ii) the advisory (non-binding) vote on the compensation of our Named Executive Officers (“say on pay” vote) and (iii) the advisory vote on the frequency of future stockholder say on pay votes are considered “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Meeting, if you hold your stock through a brokerage account, your brokerage firm may not vote your shares on your behalf on (i) the election of directors, (ii) the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say on pay”), and (iii) the advisory vote on the frequency of future stockholder say on pay votes without receiving instructions from you. When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the Meeting on all matters up for consideration.

Q:	What if I abstain from voting?

A:	You have the option to “ABSTAIN” from voting with respect to (i) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017, (ii) the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say on pay”), and (iii) the advisory vote on the frequency of future stockholder say on pay votes. Abstentions with respect to these proposals are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the same effect as a vote against the proposal.

Q:	How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:	Our Board of Directors has named Paul B. Kusserow, our President and Chief Executive Officer, and Gary D. Willis, our Chief Financial Officer, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Meeting as you direct.

IF YOU SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE TELEPHONE OR INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE PERSONS NAMED HEREIN AS DIRECTORS; “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017; “FOR” THE PROPOSAL REGARDING AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY ON PAY”); AND “1 YEAR” IN CONNECTION WITH THE PROPOSAL REGARDING AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER SAY ON PAY VOTES.

Q:	How do I vote?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the Meeting, please vote by (i) accessing the Internet website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials or (iii) marking, signing and returning your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Meeting. If you are a stockholder of record, the method you use to vote will not limit your right to vote at the Meeting if you decide to attend in person. Written ballots will be passed out to any stockholder of record who wants to vote at the Meeting. Please follow the directions on your proxy card carefully.

If, like most of our stockholders, you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of those shares, and the Notice is being forwarded to you by your broker, bank or other nominee, together with a voting instruction card. To vote at the Meeting, beneficial owners will need to contact the broker, bank or other nominee that holds their shares to obtain a “legal proxy” to bring to the Meeting.

If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”

No cumulative voting rights are authorized, and dissenters’ rights and rights of appraisal are not applicable to the matters being voted upon.

Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?

A:	If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program provided through Broadridge Investor Communication Solutions that offers Internet and telephone voting options.

Q:	May I revoke my proxy after I have delivered my proxy?

A:	You may revoke your proxy at any time before the polls close by submitting a subsequent proxy with a later date by using the Internet, by telephone or by mail or by sending our Corporate Secretary a written revocation. Your proxy will also be considered revoked if you attend the Meeting and vote in person. If your shares are held in “street name” by a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the Meeting.

Q:	Who is soliciting my vote?

A:	In this Proxy Statement, our Board of Directors is soliciting your vote for matters being submitted for stockholder approval at the Meeting.

Q:	Who will bear the cost for soliciting votes for the Meeting?

A:	We will bear the cost of soliciting proxies. In addition to the use of mail, our directors, officers and non-officer employees may solicit proxies in person or by telephone or other means. These persons will not be compensated for the solicitation but may be reimbursed for out-of-pocket expenses. We have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward this material to the beneficial owners of our common stock, and we will reimburse them for their reasonable out-of-pocket expenses.

Q:	Who will count the votes?

A:	We have hired a third party, Broadridge Financial Solutions, Inc., to judge voting, be responsible for determining whether or not a quorum is present and tabulate votes cast by proxy at the Meeting.

Q:	Where can I find voting results of the Meeting?

A:	We will announce preliminary voting results at the Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Meeting (a copy of which will be available on the “Investors” subpage of our website, www.amedisys.com, under the link “SEC Filings”). If our final voting results are not available within four business days after the meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “Other Matters” for more details.

Q:	Whom should I contact with questions about the Meeting?

A:	If you have any questions about this Proxy Statement or the Meeting, please contact Jennifer Guckert, our Vice President, Associate General Counsel and Secretary, at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816 or by telephone at (225) 292-2031 or (800) 467-2662.

Q:	What if I have more than one account?

A:	Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, American Stock Transfer & Trust Company, LLC, online at www.amstock.com or by calling (800) 937-5449.

Q:	Will a list of stockholders entitled to vote at the Meeting be available?

A:	In accordance with Delaware law, a list of stockholders entitled to vote at the Meeting will be available at our executive office on June 8, 2017, where the Meeting will be located, and will be accessible for ten days prior to the Meeting between the hours of 9:00 a.m. and 5:00 p.m. at our corporate headquarters.

EXECUTIVE OFFICERS

The following table presents information with respect to our executive officers as of April 25, 2017:

Name	Age	Title
Christopher T. Gerard	50	Chief Operating Officer
Scott G. Ginn	48	Chief Accounting Officer
David L. Kemmerly	54	General Counsel
Paul B. Kusserow	55	President and Chief Executive Officer
Michael P. North	52	Chief Information Officer
David B. Pearce	56	Chief Compliance Officer
Lawrence R. Pernosky	63	Chief Human Resources Officer
Stephen E. Seim	53	Chief Strategy Officer
Susan Sender	55	Chief Clinical Operations Officer
Gary D. Willis	52	Chief Financial Officer

Christopher T. Gerard is our Chief Operating Officer (since January 3, 2017). He previously served as President for the South Central Region of Kindred at Home, a division of Kindred Healthcare, Inc., a healthcare services company, from 2015 to 2016. Prior to his role as Regional President, Mr. Gerard was the Chief Operating Officer at Kindred at Home from 2014 to 2015. Mr. Gerard joined Kindred in 2012 as Regional Vice President when Kindred acquired IntegraCare Holdings, Inc., a home health, hospice and community care agency based in Grapevine, Texas. Mr. Gerard was an original founder of IntegraCare in 1998 and served as its President and Chief Executive Officer from 2007 to 2012.

Scott G. Ginn is our Chief Accounting Officer (since February 2017). He previously served as Senior Vice President of Finance and Accounting from October 2015 to February 2017 and Senior Vice President of Accounting and Controller from April 2007 to October 2015. Prior to joining the Company, he was a Director at Postlethwaite & Netterville, a professional accounting corporation. Mr. Ginn is a Certified Public Accountant.

David L. Kemmerly is our General Counsel (since October 31, 2015). He previously served as Interim General Counsel from March 30, 2015 to October 30, 2015. Mr. Kemmerly has over 25 years of experience in governmental affairs, with more than 17 years specializing in health care law and public policy. From September 2013 to March 2015, he served as Special Counsel at Adams and Reese LLP, a multidisciplinary law firm where he represented diverse health care interests before the state legislature and state agencies. Prior to Adams and Reese, Mr. Kemmerly served as Director of State Public Affairs of Humana, Inc. for six years where he was responsible for legislative and regulatory affairs and outcomes in all 50 states. In this role, he developed and led implementation of successful state legislative and regulatory strategies that helped protect the business interests of one of the nation’s largest health insurers with over 13 million medical enrollees. Mr. Kemmerly has extensive experience in state and national government relations, including serving as Associate Director of the Department of Government Affairs for the Louisiana State Medical Society where he lobbied state legislators, state regulatory agencies, and the U.S. Congress on issues impacting physicians and the practice of medicine. He also served as an attorney for the Louisiana State Senate, political consultant for DLK Consulting Group, and in the offices of various elected officials.

Paul B. Kusserow is our President and Chief Executive Officer (since December 2014) and has been a member of our Board of Directors since joining our Company in December 2014. Additional information regarding Mr. Kusserow is provided below under “Proposal 1—Election of Directors—Nominees.”

Michael P. North is our Chief Information Officer (since November 3, 2016) and previously served as our Senior Vice President of Operations (from May 11, 2015 to November 3, 2016). Mr. North, a seasoned IT executive, recently led Amedisys’ successful conversion to the Homecare Homebase platform. Before Amedisys, he served as the Director of Corporate Development Integrations for Humana from May 2006 to May 2015. His senior level responsibilities included all IT and operational integrations for acquisitions. Prior to that, North served as the Director of IT Support with Kindred Healthcare from October 1999 to May 2006.

David B. Pearce is our Chief Compliance Officer (since July 5, 2016). Mr. Pearce applies his expertise to manage and oversee the ethics and compliance programs at Amedisys. He is responsible for developing and supervising policies, procedures and practices designed to promote ethical behavior and compliance with federal and state healthcare laws and regulations. He also identifies and assesses any compliance vulnerability and risk within the organization. Prior to joining Amedisys, Mr. Pearce served as Senior Vice President and Chief Counsel for Kindred’s (KND) at Home division, a $2.5 billion home health, hospice and community care services business with approximately 700 locations and 42,000 employees nationwide, from July 2014 to June 2016. Previously, Mr. Pearce was General Counsel and Chief Compliance Officer for Extendicare Health Services, Inc. (TSE: EXE) from September 2010 to July 2013. Mr. Pearce served as Vice President and Chief Counsel for Kindred Healthcare’s Health Services Division from October 1999 to August 2010. He has also performed in general counsel, compliance, and legal roles for organizations such as Vencor (the predecessor to Kindred) (from December 1998 to October 1999), law firm Sturgill, Turner, Barker and Moloney in Lexington, Kentucky (from June 1994 to December 1998), and Atlanta, Georgia-based law firm Arnall Golden and Gregory (from July 2013 to July 2014). He began his legal career as a Staff Judge Advocate for the United States Navy, where he also served as general counsel for two high-ranking officers. Mr. Pearce received his Bachelor of Science degree from the University of Kentucky and earned his Juris Doctor from Northern Kentucky University.

Lawrence R. Pernosky is our Chief Human Resources Officer (since April 21, 2015) and has over 30 years of experience leading human capital strategies to drive superior business outcomes. His expertise spans the health care, consumer goods manufacturing, petrochemical engineering, energy services, and media and entertainment industries. From August 2011 to April 2015, Mr. Pernosky served as Vice President of Human Capital Consulting for Humana, Inc., where he held various positions since 2004 and was instrumental in driving key human resources operational efficiencies for the leading health and well-being company. Working in close partnership with the Chief Operating Officer’s executive team, he was accountable for the coordination and cross-organizational collaboration of the HR Business Leadership team, Organizational Design and Change Practice, Company Policy and Practice, HR Due Diligence in Mergers and Acquisitions and Associate Relations. During his 11 years at Humana, he also led Organizational Design, HR M&A, Policy, Change Management and Associate Communications. Mr. Pernosky’s experience runs the gamut from Fortune 200 companies with global responsibilities to small, entrepreneurial start-up companies, including significant international experience. He has also held positions at Big Idea Productions, Inc., Halliburton Corporation, and Whirlpool Corporation.

Stephen E. Seim is our Chief Strategy Officer (since March 4, 2015). In this role he is responsible for the Amedisys corporate strategy, mergers and acquisitions, and corporate business intelligence functions. Before joining the Company, Steve spent 18 years at Humana where he was responsible for building and leading their Corporate Strategy Team. This team developed the organization’s overall strategy as well as the strategies identifying and building the growth platforms used to diversify Humana’s business and build out their integrated care delivery model. This work drove over $2 billion in acquisitions. Mr. Seim also led Medicare Advantage segmentation work, an initiative to drive alignment around serving members with diabetes, Humana’s long term financial forecasting and capital deployment planning, and Medicare Prescription Drug operations. Prior to his work at Humana, Mr. Seim was a Manager at Deloitte & Touche Consulting Group and a Senior Consultant at Ernst & Young.

Susan Sender, RN, BSN, CHCE, is our Chief Clinical Operations Officer (since August 29, 2016). Ms. Sender oversees clinical practice and quality, sets and maintains clinical operations standards and develops and implements clinical programs and clinical education. She is also responsible for every aspect of patient care and quality outcomes and support clinicians across the organization. Ms. Sender has 30 years of experience and expertise in the provision of healthcare at home. Prior to joining Amedisys, she served as Senior Vice President and Chief Clinical Officer at Kindred at Home, a division of Kindred Healthcare, Inc., a healthcare services company, from July 2013 to July 2016, overseeing more than 35,000 nurses, therapists, social workers and aides across 40 states. She was responsible for clinical program development, policy development, quality and performance improvement, regulatory compliance, clinical analytics, and clinical education. From May 2008 to June 2013, Ms. Sender held Chief Clinical Officer and Vice President of Pediatric Operations positions for Loving Care Agency, a regional provider of home health services in New Jersey. Her experience in clinical management also encompasses 23 years at Gentiva, the last seven as Vice President and Chief Nursing Executive. She specializes in improving quality, clinical practice, developing policy, reducing unnecessary hospitalizations, and in the clinical aspects of Mergers and Acquisitions. She has served on national advisory boards and panels for the U.S. Centers for Medicare & Medicaid Services (CMS) and The National Quality Forum. She holds a BSN from Adelphi University in Garden City, New York.

Gary D. Willis is our Chief Financial Officer (since January 3, 2017). He previously served as the Executive Vice President and Chief Financial Officer of Capella Healthcare, a healthcare services company, from September 2015 through the date of its merger with RegionalCare Hospital Partners in May 2016. Prior to Capella, Mr. Willis served as the Chief Financial Officer of Martin Ventures, a healthcare venture capital firm, from March 2014 through September 2015. Prior to Martin Ventures, Mr. Willis served as the Senior Vice President and Chief Accounting Officer of Vanguard Health Systems, a healthcare services company, from 2008 through March 2014.

PROPOSAL 1—ELECTION OF DIRECTORS

Nominees

On April 20, 2016, our Board of Directors amended our Bylaws to provide that the number of directors shall be not less than three nor more than 15 persons, the exact number thereof to be determined from time to time by resolution of our Board of Directors. Our Board of Directors by resolution has set the number of directors at nine. The Board has nominated the nine persons named below for election at the Meeting.

All of the nominees currently serve as directors. Each person elected will serve until the next Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified. Although our Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises before the Meeting, the persons named as official proxy holders in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by our Board of Directors.

Our Board of Directors maintains a Nominating and Corporate Governance Committee to recommend to our Board of Directors all director nominees. Stockholders who wish to recommend a person for consideration as a director nominee should follow the procedures described below under the heading “Stockholder Recommendation of Nominees.” Our Board of Directors selected the nominees for election at the Meeting upon the unanimous recommendation of the members of the Nominating and Corporate Governance Committee.

Board Member Qualifications; Diversity

Nominees for election to our Board of Directors must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to our stockholders, provide effective oversight of our management and monitor our adherence to principles of sound corporate governance. Specifically, as set forth in our Corporate Governance Guidelines, nominees for election to our Board of Directors should possess the highest personal and professional ethics, integrity and values. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Directors must develop an understanding of our Company’s business and have a willingness to devote adequate time to carrying out their duties. The Board seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In identifying candidates for membership on our Board of Directors, the Nominating and Corporate Governance Committee takes into consideration a number of factors, including: (i) relevant career experience, relevant technical skills, industry knowledge and experience and financial expertise; (ii) individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and the ability to work collegially; and (iii) the extent to which the candidate would fulfill a present need on our Board of Directors. For each of the nominees to our Board of Directors, the biographies included in this Proxy Statement highlight the experiences and qualifications that were among the most important to the Nominating and Corporate Governance Committee in concluding that the nominee should serve as a director.

The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board of Directors and whether any vacancies on our Board of Directors are expected due to retirement or otherwise and regularly monitors the mix of skills, experience and background of our directors to assure that the Board has the necessary composition to effectively perform its oversight function. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee will consider various potential candidates who may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the Nominating and Corporate Governance Committee, regardless of who recommended such candidate and regardless of whether such candidate is recommended by a stockholder, is considered on the basis of the criteria set forth above. The Nominating and Corporate Governance Committee typically evaluates each prospective candidate’s background and qualifications. In addition, one or more of the Nominating and Corporate

Governance Committee members or the other Board members interviews each prospective candidate. After completing the evaluation, prospective candidates are recommended to the full Board by the Nominating and Corporate Governance Committee, with the full Board selecting the candidates to be nominated for election by the stockholders or to be appointed by the Board to fill a vacancy.

Biographical information about our nominees for director and the experience, qualifications, attributes and skills considered by our Nominating and Corporate Governance Committee and the Board in determining that the nominee should serve as a director appear below.

Director Nominees—Biographical Information

Name	Age	Served as a Director Since
Linda J. Hall, PhD	68	2013
Julie D. Klapstein	62	2016
Paul B. Kusserow	55	2014
Richard A. Lechleiter	58	2016
Jake L. Netterville	79	1997
Bruce D. Perkins	63	2015
Jeffrey A. Rideout, MD	55	2016
Donald A. Washburn	72	2004
Nathaniel M. Zilkha	41	2014

Linda J. Hall, PhD. Ms. Hall is the Entrepreneur-in-Residence at the Carlson School of Business at the University of Minnesota since 2008. Previously, Ms. Hall served as the Chief Executive Officer of MinuteClinic (which was sold to CVS Pharmacy in 2006), the Chief Executive Officer of Accurate Home Care (a home healthcare company serving chronically ill pediatric patients) and as an interim executive at UnitedHealth Group, leading their corporate social responsibility initiative for AARP. In addition, Ms. Hall’s past management experience includes serving as President of Ceridian Performance Partners and Vice President of Honeywell’s Worldwide Consumer Business Group. Ms. Hall’s past public sector board experience includes membership on the board of the 9th District Federal Reserve Bank, serving as its Chair for the last two years of her term. Ms. Hall has substantial public company board experience. She currently serves on the board of directors of Investors Real Estate Trust (NYSE), a diversified real estate investment trust which includes healthcare investments. Ms. Hall is a director of DentaQuest, a Boston-based national $1.6 billion dental benefits administrator, which also operates DentaQuest Care Delivery, the DentaQuest Institute and the DentaQuest Foundation. Previously, she served on the boards of Health Fitness Corporation (NASDAQ), August Technology (NASDAQ) and MTS Systems Corporation (NASDAQ). She is also a member of the boards of directors of Ascension Ventures (strategic healthcare venture fund). She also previously served on the boards of privately held startups, BodyMedia (fitness/health telemonitoring), Laastari/R Clinic. Ltd. (telemedicine and retail health clinics—Sweden and Finland) and PreciouStatus (interface monitoring technology for daycare and hospitals). Ms. Hall is Chair of the Compliance and Ethics Committee of our Board of Directors.

Director Qualifications:

•

Extensive Knowledge of the Healthcare Industry—Ms. Hall has over 20 years of experience in the healthcare industry, and has served in executive capacities for multiple healthcare services and benefits companies.

•	Relevant Executive/Management Experience—Ms. Hall has extensive senior management and executive experience both inside and outside of the healthcare industry.

•	Public Company Board Experience—Ms. Hall has outside board experience for over 20 years on multiple public company boards of directors.

Julie D. Klapstein. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC, one of the nation’s largest health information networks optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. Klapstein was the Chief Executive Officer and board member of Availity for 11 years. Klapstein’s 30+ years of experience in the healthcare information technology industry include executive roles at Phycom, Inc. as Chief Executive Officer, Sunquest Information Systems (EVP); SMS’ Turnkey Systems Division (now Siemens Medical Systems) and GTE Health Systems. She currently serves on the board of directors for eSolutions, Inc., specializing, in revenue cycle management solutions, Dominion Diagnostics, LLC, a firm specializing in laboratory services, Bottom Line Systems, a firm specializing in underpayment and denial for hospitalization, and the Grand Canyon Association, the official nonprofit partner of the Grand Canyon National Park. Ms. Klapstein was a past director for two public boards: Annies, Inc. and Standard Register and has been a director for multiple private companies. Ms. Klapstein earned her bachelor’s degree from Portland State University in Portland, Oregon. She is the recipient of multiple awards for top business leadership.

Director Qualifications:

•

Extensive Knowledge of the Healthcare Industry—Ms. Klapstein has over 30 years of experience in the healthcare and healthcare technology industries, and has served in executive capacities for multiple healthcare technology companies.

•	Relevant Executive/Management Experience—Ms. Klapstein has extensive senior management and executive experience in the healthcare industry.

•	Public Company Board Experience—Ms. Klapstein has outside board experience on two public company boards of directors.

Paul B. Kusserow. Mr. Kusserow is our President and Chief Executive Officer (since December 2014) and has been a member of our Board of Directors since joining our Company in December 2014. Previously, he was Vice Chairman and President, Development of Alignment Healthcare, Inc., an integrated clinical care company, from June 2014 until December 2014. From December 2013 until June 2014, Mr. Kusserow provided executive advisory services to companies and investors in the healthcare industry. Before that, he served as Senior Vice President, Chief Strategy, Innovations and Corporate Development Officer of Humana, Inc., a healthcare services and benefits company, from February 2009 through August 2013 and remained with Humana, Inc. through December 2013. Prior to joining Humana, Inc., he was Managing Director and Chief Investment Officer of the Ziegler HealthVest Fund, a venture capital fund focused on early to mid-stage investments in healthcare services, healthcare technology and wellness; a co-founder and Managing Director of San Ysidro Capital Partners, L.L.C., an investment advisory and management firm specializing in healthcare services and technology; and Managing Partner of Roaring Mountain, L.L.C., a strategy consulting firm with large clients in healthcare services and technology. Mr. Kusserow began his healthcare career with Tenet Healthcare Corporation, one of the nation’s largest investor-owned healthcare service companies, where he spent seven years, the last four as Senior Vice President, Strategy and Tenet Ventures. He has served on many corporate and advisory boards, and currently serves on the Boards of Directors of Connecture, Inc., New Century Health, Inc., and Picwell, Inc. He previously served as the Chairman of the Board of Directors of Availity Inc.

Director Qualifications:

•	Extensive Knowledge of our Company’s Business—Mr. Kusserow has served as our President and Chief Executive Officer since December 2014.

•

Extensive Knowledge of the Healthcare Industry—Mr. Kusserow has over 18 years of experience in the healthcare and healthcare technology industries, and has served in executive capacities for multiple healthcare services and benefits companies.

•	Relevant Executive/Management Experience—Prior to joining our Company, Mr. Kusserow had extensive senior management and executive experience in the healthcare industry.

Richard A. Lechleiter. Mr. Lechleiter has been the President of the Catholic Education Foundation of Louisville since 2014. Previously, from 2002 until 2014, he was Executive Vice President and Chief Financial Officer of Kindred Healthcare, Inc., a leading publicly traded national healthcare services company. Prior to joining Kindred Healthcare, Inc., Mr. Lechleiter was Vice President and Chief Accounting Officer of Humana, where he played a key role in the spin-off of Humana’s hospital business and joined the new company, Galen Health Care, Inc., as Chief Accounting Officer. Galen Health Care, Inc., ultimately became a part of Columbia/HCA Healthcare Corp. Mr. Lechleiter has served as a member of the Board of Directors of Stock Yards Bancorp, a public bank holding company, since 2007. In 2016, Mr. Lechleiter joined the Board of Directors of Trilogy Healthcare Services LLC, a privately held healthcare services company based in Louisville, Kentucky. Mr. Lechleiter is a former certified public accountant and earned his undergraduate degree in accounting from Xavier University.

Director Qualifications:

•	Extensive Knowledge of the Healthcare Industry—Mr. Lechleiter has over 33 years of experience in the healthcare industry.

•	Relevant Executive/Leadership Experience—Mr. Lechleiter has extensive senior management and executive experience in the healthcare industry.

•

Public Company Board Experience—Mr. Lechleiter has outside board experience with two other companies and serves as Chair of the Executive Compensation Committee for Stock Yards Bancorp and a member of the Audit Committee for both Stock Yards Bancorp and Triology Heathcare Services.

•

High Level of Financial Literacy—Mr. Lechleiter has held executive financial leadership roles at Kindred Healthcare, Humana and Galen Health Care, Inc. He also serves as a member of the Audit Committee of both Stock Yards Bancorp and Trilogy Healthcare Services. Until his retirement from Kindred he was a certified public accountant for 35 years.

Jake L. Netterville. Mr. Netterville was the Managing Partner of Postlethwaite & Netterville, a professional accounting corporation, from 1977 to 1998 and is currently the Chairman, Emeritus, of its Board of Directors. Mr. Netterville is a certified public accountant, has served as Chairman of the Board of Directors of the American Institute of Certified Public Accountants, Inc. (“AICPA”) and is a permanent member of the AICPA’s Governing Council. Mr. Netterville was appointed Chairman of the Audit Committee of our Board of Directors in February 2003.

Director Qualifications:

•	Extensive Knowledge of the Company’s Business—Mr. Netterville has been a member of our Board of Directors for over 18 years.

•

High Level of Financial Literacy—Mr. Netterville has been a certified public accountant for over 50 years and has been designated as one of our “Audit Committee Financial Experts” on our Audit Committee.

•	Relevant Governance Experience—Mr. Netterville served as Managing Partner of an accounting firm and currently serves as its Chairman, Emeritus.

Bruce D. Perkins. Mr. Perkins, the Strategic Executive for MCCI Group Holdings, L.L.C. (“MCCI”), a physician services company based in Miami, Florida (“MCCI Group”), serves on the boards of three private healthcare companies and is the managing member of the healthcare consulting firm, Perkins, Smith, and Associates. In addition to his MCCI responsibilities, Mr. Perkins serves as a strategic advisor and executive coach for ChenMed, a Florida based MSO, a senior advisor for the Marwood Group, and a senior advisor for US Imaging. He also serves on the Advisory Board of the University of Louisville College of Business and previously served as: chairman of the board of MCCI Group Holdings; a board member of Humana Health Plan of Puerto Rico; treasurer of the American Association of PPOs (AAPPO). Immediately prior to his January 1, 2015, employment with MCCI, Mr. Perkins retired from Humana, Inc. (“Humana”) after a thirty-eight year career, most recently as President of Humana’s Healthcare Services Segment which included the company’s pharmacy business, home care business, behavioral health business, physician businesses, and all clinical and provider network functions. Prior to his role as President of Healthcare Services, Mr. Perkins served as Regional Vice President and Divisional President for Humana health plans across multiple markets, and prior to the spin-off Humana’s hospital business, Mr. Perkins held multiple leadership positions including Divisional Vice President and hospital CEO, COO, and CFO.

Director Qualifications:

•	Extensive Knowledge of the Healthcare Industry—Mr. Perkins has over 40 years of experience in the healthcare industry.

•

Relevant Executive/Leadership Experience—Mr. Perkins served as the President of Humana’s Healthcare Services Segment which had annual revenue of $21 billion. Mr. Perkins served as Regional Vice President and Divisional President for Humana health plans across multiple markets, and prior to the spin-off Humana’s hospital business, Mr. Perkins held multiple leadership positions including Divisional Vice President and hospital CEO, COO, and CFO. In each of these positions, he had full accountability for all aspects of the businesses.

•

Relevant Governance Experience—Mr. Perkins serves on the board of three private healthcare companies, Advanced Dermatology and Cosmetic Surgery, Remedi Senior Care and Legacy Hospital Partners. Mr. Perkins served as chairman of the board of MCCI Group Holdings, served on the board of Humana Health Plan of Puerto Rico, and served as treasurer of the AAPPO.

Jeffrey A. Rideout, MD. Dr. Rideout is President and Chief Executive Officer of the Integrated Healthcare Association, a California statewide multi-stakeholder leadership group that promotes quality improvement, accountability and affordability of health care. He joined Integrated Healthcare Association in May of 2015. Dr. Rideout has also served as a Senior Advisor to GE Healthcare Ventures since March 2014, focusing on new business development related to Digital Health and Digital Therapeutics, including assessing and accelerating new early stage solutions and companies. Dr. Rideout holds academic appointments with Stanford University (since January 2014) and University of California Berkeley Haas School of Business (since January 2008, and previously from January 2002 to January 2004), teaching on topics related to healthcare technology, services and investment. Previously, from June 2013 until June 2015, Dr. Rideout served as the Senior Medical Advisor for Covered California, the state based insurance exchange for California, and was responsible for quality and network management and all physician and hospital relations. From July 2009 until June 2013, Dr. Rideout was Senior Vice President, Chief Medical Officer for The TriZetto Group, leading strategy around development and delivery of a comprehensive suite of products and services that enable payers, providers and employers improve the cost and quality of care for consumers. Dr. Rideout also served as the global leader of the healthcare division for Cisco Systems Internet Business Solutions Group, and Cisco’s Chief Medical Officer. While at Cisco, Dr. Rideout also served as a member of the American Health Information Community (AHIC’s) Chronic Care Workgroup for the US Department of Health and Human Services. Dr. Rideout was at Cisco from April 2004 to August 2007. Prior to Cisco, Dr. Rideout was President and CEO of Blue Shield of California Foundation, Chief Medical Officer and SVP for Blue Shield of California and head of Quality Management for Blue Cross of California/WellPoint. Dr. Rideout currently serves on the board of directors of MatrixCare, a provider of technology solutions for skilled nursing and senior living providers, life plan communities (CCRCs), and home health organizations. Dr. Rideout is currently board chair for Contra Costa Interfaith Housing, which provides permanent housing to low income families in Contra Costa County, California. He is also a 14 year board member and volunteer for Medical Teams International, an international medical relief organization based in Portland, Oregon. Dr. Rideout completed his residency training in internal medicine at University of California, San Francisco and is a Fellow of the American College of Physicians. He received his medical degree from Harvard Medical School and his undergraduate degree from Stanford University. He also holds a master’s degree in Philosophy, Politics, and Economics from Oxford University where he studied as a Rhodes Scholar.

Director Qualifications:

•	Extensive Knowledge of the Healthcare Industry—Dr. Rideout has over 27 years of experience in the healthcare industry.

•	Relevant Executive/Leadership Experience—Dr. Rideout has extensive senior management and executive experience in the healthcare industry.

•

Relevant Governance Experience—Dr. Rideout is the current President and Chief Executive Officer of the Integrated Healthcare Association and previously held executive roles at The TriZetto Group, Cisco Blue Shield of California Foundation and Blue Shield of California.

Donald A. Washburn. Mr. Washburn, a private investor for over 18 years, currently serves as a director on the boards of the following publicly traded companies: (i) LaSalle Hotel Properties, a real estate investment trust; (ii) The Greenbrier Companies, Inc., a manufacturer and lessor of rail cars and barges; and (iii) Key Technology, Inc., which designs and manufactures process automation systems for the food processing and industrial markets. He has also served on multiple private company boards. He also is a retired Executive Vice President of Northwest Airlines, Inc. and was the Chairman and President-Northwest Cargo, Inc. Prior to joining Northwest Airlines, Inc., Mr. Washburn was a corporate Senior Vice President of Marriott Corporation, most recently Executive Vice President and general manager of its Courtyard Hotel division. Mr. Washburn has served as the Non-Executive Chairman of our Board of Directors since August 31, 2014. From February 20, 2014 to August 31, 2014, Mr. Washburn served as Non-Executive Co-Chairman of our Board of Directors. From November 2011 until his appointment as Non-Executive Co-Chairman of our Board of Directors, he served as our independent Lead Director.

Director Qualifications:

•	Extensive Knowledge of the Company’s Business—Mr. Washburn has been a member of our Board of Directors for over 12 years.

•	Public Company Board Experience—Mr. Washburn has outside board experience for over ten years on multiple public company boards of directors.

•	Relevant Executive/Leadership Experience—Mr. Washburn has extensive senior executive experience where he was responsible for developing and managing complex, worldwide business enterprises.

•

Financial Literacy and Extensive Governance Experience—Mr. Washburn is an investor and retired top executive with experience (i) developing and monitoring corporate financial strategies, (ii) analyzing investment proposals and strategies and (iii) evaluating, planning and overseeing financial transactions and establishing and monitoring financial controls. His financial experience spans over 30 years as a senior executive, investor and member of the boards of directors of large and small public and private corporations.

Nathaniel M. Zilkha. Mr. Zilkha is a Member of KKR Management LLC, which is the general partner of KKR & Co. L.P. (together with its affiliates, “KKR”). Mr. Zilkha joined KKR in 2007 and serves as the Co-Head of KKR Credit, KKR’s global credit investing business. KKR Credit invests in special situations, private credit and leveraged credit (long only, opportunistic and long/short traded credit), primarily through private funds, separate accounts and CLO’s. He is also the co-portfolio manager of the KKR Special Situations funds, which he has managed since their inception in 2009. He is a member of the Private Credit Investment Committee, Special Situations Investment Committee, Credit Portfolio Management Committee and Public Markets Management Committee. Mr. Zilkha also spent time as a member of KKR’s Private Equity Team in KKR’s Menlo Park office. Prior to joining KKR, Mr. Zilkha was a member of the Principal Investment Area of Goldman, Sachs & Co., where he invested in private equity and principal debt transactions. He is currently on the boards of directors of Amedisys, QMH, and Winoa. At KKR, he was formerly on the boards of Harden Healthcare, Oriental Brewery, and Jazz Pharmaceuticals. Mr. Zilkha graduated cum laude from Princeton University.

Director Qualifications

•	Public Company Board Experience—Mr. Zilkha has outside board experience for over seven years on multiple public company boards of directors.

•

Extensive Knowledge of the Healthcare Industry—As a board member of other healthcare companies and through his employment experience analyzing investments in the healthcare sector, Mr. Zilkha has gained expertise regarding the healthcare industry.

•

Financial Literacy and Finance Experience—As a Member of KKR and as a board member of KKR portfolio companies, Mr. Zilkha brings to the Board significant financial literacy and experience in financing matters, including expertise in structuring complex financial transactions.

Board of Directors Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE PERSONS NAMED ABOVE.

Vote Required

Directors are elected by a plurality of the votes cast at the Meeting.

CORPORATE GOVERNANCE

Board Leadership Structure

Our Board of Directors is currently comprised of Mr. Kusserow (our President and Chief Executive Officer) and eight independent directors. Ronald A. LaBorde retired from our Board effective as of January 2, 2017, at which time the number of seats and the number of directors on our Board was reduced from ten to nine. Each director serves a one-year term and is subject to annual election. Donald A. Washburn has served as the non-executive Chairman of our Board since August 31, 2014.

Our Board believes it is appropriate to continue to separate the positions of Chairman and Chief Executive Officer because this leadership structure enhances our Board’s ability to ensure that the appropriate level of independent oversight is applied to all management decisions. It also permits our President and Chief Executive Officer to focus on Company operations.

At this time, the Company does not plan to combine the roles of the Chairman and Chief Executive Officer positions. If the roles are combined in the future, our Board will once again identify an independent Lead Director, as required by our Bylaws and Corporate Governance Guidelines. Specifically, pursuant to the Corporate Governance Guidelines, whenever there is no independent Chairman of the Board, our Board members are required to appoint one of the independent directors as Lead Director “to lead the Board in fulfilling its duties effectively, efficiently and independent of management.”

As non-executive Chairman of the Board, Mr. Washburn fulfills the responsibilities of an independent Lead Director, as outlined in our Bylaws and Corporate Governance Guidelines, specifically: enhancing Board effectiveness, in particular by ensuring the Board works as a cohesive team; ensuring that the Board has adequate resources and is presented with full, timely and relevant information; ensuring that there is a process in place to monitor best practices that relate to the responsibilities of the Board; and by assessing the effectiveness of the overall Board, its committees and individual directors on a regular basis. Our Chairman of the Board is directly responsible for Board management, in particular by chairing Board meetings, providing input on the agendas for Board and committee meetings; evaluating the membership and chairs for Board committees and the effectiveness of the committees; and ensuring that the independent directors meet regularly without management present to discuss the effectiveness of our President and Chief Executive Officer, the effectiveness of the Board and the committees of the Board, and matters relating to succession planning and strategic planning. Finally, our non-executive Chairman of the Board also serves as a key liaison between management and the independent directors.

We believe the Chairs of our five independent Board committees (Ms. Hall: Compliance and Ethics Committee; Mr. Zilkha: Compensation Committee; Mr. Netterville: Audit Committee; Mr. Perkins: Quality of Care Committee; and Mr. Washburn: Nominating and Corporate Governance Committee) have made valuable contributions to our Company in these roles, which are vital to our Board leadership structure. Each Committee Chair meets regularly with members of Company management, as appropriate, to discuss matters relevant to their respective Committee functions, both with and without the presence of our Chief Executive Officer. Ms. Hall, Ms. Klapstein, Dr. Rideout and Messrs. Lechleiter, Netterville, Perkins and Zilkha also regularly communicate with Mr. Washburn, in his role as non-executive Chairman of the Board, regarding Board and Committee functions.

Stockholder Engagement

As part of our investor relations program, we regularly communicate with our stockholders and actively engage with them throughout the year. We solicit feedback from our stockholders with respect to corporate governance issues, our executive compensation policies and practices, regulatory developments and business strategy. Specifically, throughout, 2016, we met with nearly 100 actively-managed investors at conferences like the J.P.

Morgan Healthcare Conference, Bank of America / Merrill Lynch Healthcare Conference, Jefferies Healthcare Conference, Wells Fargo Healthcare Conference, and the Oppenheimer Healthcare Conference as well as analyst-hosted non-deal road shows to discuss executive compensation being tied to financial performance, quality and turnover targets, progress made in 2015, and our strategic initiatives for 2016.

We seek to be responsive to our stockholders regarding their input and concerns. As a result of our stockholder engagement, over the past year, we have:

•

Adopted a plurality-plus voting standard for director elections, whereby we have retained a plurality voting standard for uncontested director elections, but our Corporate Governance Guidelines require that a director candidate must tender his or her resignation if he or she receives a greater number of “withhold” votes than “for” votes. The Nominating and Corporate Governance Committee would then make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken. The Board would act on the recommendation within 90 days of the certification of the election results and publicly disclose its decision and the rationale behind it.

•

Continued to apply our recently adopted executive compensation philosophy, which places emphasis on a market competitive base salary, lower than market bonus and higher than market performance based equity compensation. In order to further align our executives with stockholders, we have provided our new leaders (as of their starting date) with an upfront grant intended to reward them for a number of years.

Risk Oversight

The Board’s Role in Risk Oversight

Risk management is primarily the responsibility of our Company’s senior management team, while our Board of Directors is responsible for the overall supervision and oversight of our Company’s risk management activities.

The Board’s oversight of the material risks faced by the Company occurs at both the full Board level and at the committee level. The Audit Committee has oversight responsibility not only for financial reporting with respect to the Company’s major financial exposures and the steps management has taken to monitor and control such exposures, but also for the effectiveness of management’s enterprise risk management process that monitors key business risks facing the Company. Specifically, as stated in its charter, one of the responsibilities of the Audit Committee is “to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, and to discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.” In connection with its risk oversight role, at each of its quarterly, in-person meetings, the Audit Committee also meets privately in separate executive sessions with representatives from the Company’s independent registered public accounting firm (without any members of Company management present) and the Company’s Senior Vice President—Audit (without other members of Company management present). The Company’s Senior Vice President—Audit manages the Company’s Internal Audit and Enterprise Risk Management functions and has been employed by the Company since April 2002. The Internal Audit Department, according to its charter, is charged with taking “a systematic and disciplined approach to evaluate and improve the effectiveness of the organization’s risk management, control, and governance processes.” Finally, the Audit Committee also receives quarterly reports regarding the Company’s testing and controls implemented in compliance with the requirements of the Sarbanes-Oxley Act of 2002.

In addition, the Compliance and Ethics Committee of the Board receives presentations at its quarterly in-person meetings from the Company’s Chief Compliance Officer, who has been employed by the Company since July 2016. The Chief Compliance Officer, who heads the Company’s Compliance Department, is responsible for monitoring the Company’s compliance with federal and state laws governing the provision of healthcare services and patient privacy, as well as conditions of participation in the Medicare and Medicaid programs for the home health and hospice services provided by the Company. During these meetings, the Chief Compliance Officer provides a detailed report on compliance activities, relevant regulatory developments impacting the compliance function and our risk mitigation practices. As part of its risk oversight duties, the members of the Compliance and Ethics Committee meet regularly with the Chief Compliance Officer privately in executive session (without other members of Company management present), and it is expected that the Chief Compliance Officer maintains an open line of communication with both the Compliance and Ethics Committee and the full Board.

Further, the Company’s Chief Clinical Operations Officer reports in person to the Board’s Quality of Care Committee on a quarterly basis on matters relating to the quality of the Company’s clinical outcomes and the care provided to its patients. The Company’s clinical protocols are designed to minimize patient risk and improve patient health outcomes.

In addition, the Company’s General Counsel reports in person to the Board on at least a quarterly basis to keep the directors informed concerning legal risks and other legal matters involving the Company and the Company’s legal risk mitigation efforts.

Additionally, at each Board meeting, our Chief Executive Officer meets with the other directors in executive session to address operational and strategic matters, including areas of risk and opportunity that require Board attention. Further, in dedicated sessions each July focusing entirely on corporate strategy, the full Board reviews in detail the Company’s short- and long-term strategies, including consideration of risks facing the Company.

The oversight of risk within the organization is an evolving process requiring the Company to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to review and improve its methods of assessing and mitigating risk.

Compensation Risk Assessment

Our management believes that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our organization’s ability to effectively identify and manage significant risks; are compatible with effective internal controls and the risk management practices of our Company; and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

We based the above conclusions on the following: for the annual long-term (equity-based) compensation programs in place in 2016 for our (i) executive officers and (ii) corporate and field (non-executive) management, awards were subject to time-based vesting conditions, and the performance targets for the performance-based awards were linked to overall corporate performance (adjusted EBITDA target). For the annual short-term (cash bonus) compensation programs in place for our (i) executive officers and (ii) corporate and field senior (non-executive) management in place in 2016, performance targets were linked to overall corporate performance (adjusted EBITDA target), quality of patient care and retention. For the annual short-term (cash bonus) compensation programs in place for our care center-level employees, performance targets were linked to multiple performance measures, with reasonable caps and appropriate controls to establish targets and validate actual performance against the targets before payouts were made.

Further, our Chief Human Resources Officer and/or company internal counsel, as appropriate, report to the full Board on at least a quarterly basis on matters relating to employee compensation.

Board Committees

Audit Committee

The Audit Committee’s responsibilities are set forth in its charter, a copy of which appears on the “Investors” subpage of our website, (www.amedisys.com) under the link “Corporate Governance.” The Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”), and its responsibilities include hiring and supervising the work of our registered independent public accountants and our Senior Vice President—Audit (who manages our Internal Audit Department), overseeing our financial reporting process, internal controls and legal and regulatory compliance and pre-approving all audit and non-audit services to be provided by independent auditors.

The Audit Committee is currently comprised of Jake L. Netterville (Chairman) and Messrs. Lechleiter, Washburn and Zilkha. Our Board of Directors has determined that each member of the Audit Committee also meets the definition of an “independent director” as defined by Rule 10A-3 under the Exchange Act and that Mr. Netterville qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5) of SEC Regulation S-K, and as a “financially sophisticated audit committee member” under NASDAQ Listing Rule 5605(c)(2)(A). This determination is based on the fact that Mr. Netterville is a certified public accountant. In addition, our Board of Directors has determined that Messrs. Lechleiter, Washburn and Zilkha are each financially literate.

Compensation Committee

The Compensation Committee reviews and acts on compensation levels and benefit plans for our executive officers, approves director compensation, approves and evaluates the Company’s equity compensation plans, approves the issuance of stock options, nonvested stock, restricted stock, restricted stock units and other equity-based awards under our equity compensation plans and has the sole authority to retain, and has retained, compensation consultants. It also provides assistance to our Board of Directors in the annual evaluation of our Chief Executive Officer. The Compensation Committee is currently comprised of Nathaniel M. Zilkha (Chairman), Ms. Klapstein and Messrs. Netterville and Washburn. Our Board of Directors has determined that each member of the Compensation Committee meets the definition of an “outside director” as defined by regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code and is a “non-employee director” as defined in the SEC’s Rule 16b-3. The Compensation Committee may not delegate any of its authority with respect to approving the compensation (including equity-based compensation) of our directors and executive officers. The Compensation Committee may delegate its authority to approve awards of equity-based compensation to persons other than our directors and executive officers to our Chief Executive Officer. A copy of the Compensation Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee identifies and evaluates individuals qualified to become members of the Board of Directors and recommends to our Board of Directors all nominees for election to our Board of Directors. The Nominating and Corporate Governance Committee also provides assistance to our Board of Directors in the annual evaluations of our Board of Directors and its Committees, the review and consideration of corporate governance practices and ongoing board governance education. The Nominating and Corporate Governance Committee also prepares the slate of chairs and members for each of the Board’s standing committees. The Nominating and Corporate Governance Committee is comprised of Donald A. Washburn (Chairman) and each of our other independent directors (Messrs. Lechleiter, Netterville, Perkins and Zilkha, Dr. Rideout, Ms. Hall and Ms. Klapstein). On March 9, 2017, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Richard A. Lechleiter as the Chair of the Nominating and Corporate Governance Committee, effective as of July 19, 2017. A copy of the Nominating and Corporate Governance Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com), under the link “Corporate Governance.”

Quality of Care Committee

The Quality of Care Committee is comprised of Bruce D. Perkins (Chairman), Ms. Hall, Ms. Klapstein and Dr. Rideout. The dual purposes of the Quality of Care Committee are to (i) assist our Board of Directors in fulfilling its oversight responsibilities relating to the review of our policies and procedures in connection with the delivery of quality medical care to patients and patient safety and (ii) assist our Board of Directors and our management in promoting a “culture of quality” throughout our Company. A copy of the Quality of Care Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com), under the link “Corporate Governance.”

Compliance and Ethics Committee

The Compliance and Ethics Committee was formed on October 2013 and is comprised of Linda J. Hall, PhD (Chair), Dr. Rideout and Messrs. Lechleiter and Perkins. Mr. Perkins has been deemed to have significant familiarity and experience with Medicare compliance due to his over 39 years of executive and senior management-level employment experience in the healthcare industry. The dual purposes of the Compliance and Ethics Committee are to (i) assist the Board in fulfilling its oversight responsibilities relating to (a) the compliance by the Company with all legal requirements to which it is subject, including specifically all federal and state health care laws and regulations to which it is subject, all fraud and abuse laws and all applicable Medicare program requirements, (b) the design, implementation and execution of the Company’s Compliance and Ethics Program, (c) the activities of the Chief Compliance Officer and the operation of the Company’s Compliance Department, and (d) matters relating to the Company’s Corporate Compliance Plan and Code of Ethical Business Conduct; and (ii) assist the Board and Company management in establishing an appropriate “tone at the top” and promoting a strong “culture of compliance” throughout the Company, while also recognizing that other Board committees assist the Board in fulfilling its oversight responsibilities relating to various areas of legal and regulatory compliance. A copy of the Compliance and Ethics Committee’s charter appears on the “Investors” subpage of our website (www.amedisys.com), under the link “Corporate Governance.”

Board and Committee Meetings—2016

Our Board of Directors held 5 in-person and 13 telephonic meetings in 2016. Our Board of Directors maintains Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics Committees that are each comprised solely of independent directors. Each Board committee generally meets on or around the date of each regularly-scheduled quarterly in-person Board meeting. During 2016, the Audit Committee held 5 in-person meetings and 1 telephonic meeting; the Compensation Committee held 5 in-person meetings and 5 telephonic meetings; the Nominating and Corporate Governance Committee held 5 in-person meetings; the Quality of Care Committee held 5 in-person meetings; and the Compliance and Ethics Committee held 5 in-person meetings. Each director attended at least 75% of the total number of Board meetings and meetings of the Committees on which he or she served during 2016. Generally, during every month in which there is not a regularly-scheduled in-person Board meeting, the Board members meet telephonically with selected members of Company management.

Independent Directors—Meetings in Executive Session

The independent directors, as a group, meet in-person in executive session on a regular basis (and at least once, quarterly) in connection with each in-person Board meeting without any members of our management or non-independent directors present. Mr. Washburn currently presides over these executive sessions as non-executive Chairman of the Board.

Plurality Plus Resignation Policy

The Company’s Corporate Governance Guidelines contain a plurality plus resignation policy for directors in uncontested elections. Pursuant to the policy, in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election will promptly tender his or her resignation to the Board of Directors following certification of the stockholder vote. The Nominating and Corporate Governance Committee will act to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. The Board of Directors will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days of the certification of the stockholder vote.

The Nominating and Corporate Governance Committee and the Board of Directors may consider any factors and information they deem relevant in deciding whether to accept a director’s resignation, including, without limitation:

•	any reasons given by stockholders for their withhold votes from such director;

•	any alternatives for curing the underlying cause of the withheld votes;

•	the director’s tenure;

•	the director’s qualifications;

•	the director’s past and expected future contributions to the Board of Directors; and

•

the overall composition of the Board of Directors and the composition of its committees, including whether accepting the resignation would cause the Company to fail to meet any applicable standards of the SEC or the NASDAQ Global Select Market.

The Company will disclose publicly the Board of Directors’ decision on whether to accept the director’s resignation and an explanation of the process by which the decision was made and, if applicable, the reasons for not accepting the director’s resignation, in a Current Report on Form 8-K filed with the SEC. Full details of the policy are set forth in our Corporate Governance Guidelines, a copy of which appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.”

Stockholder Recommendation of Nominees

Per our Corporate Governance Guidelines, stockholders may recommend a nominee for consideration by the Nominating and Corporate Governance Committee of our Board by sending the following information to our Corporate Secretary, at 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, who will forward the information to the Chairman of the Committee:

•	Name, mailing address and telephone number of the stockholder;

•	The proposed nominee’s name, mailing address and telephone number;

•	A statement whether the proposed nominee knows that his or her name is being suggested by the stockholder, and whether he or she has consented to being suggested and is willing to serve;

•	The proposed nominee’s resume or other description of his or her background and experience;

•	The proposed nominee’s relationship to the stockholder; and

•	The stockholder’s reasons for proposing that the individual be considered.

The Nominating and Corporate Governance Committee will solicit and receive recommendations for candidates to fill any Board vacancies and will review the qualifications of potential director candidates. The Nominating and Corporate Governance Committee will present any recommended candidates to the full Board for consideration. Stockholders may also nominate directors for election to our Board of Directors. For additional important information regarding stockholder nominations of directors and stockholder proposals, please see the “Other Matters” section of this Proxy Statement.

Board Independence, Stockholder Communications and Board Attendance at the Annual Stockholders Meeting

Our Board of Directors has reviewed and analyzed the independence of each director nominee. The purpose of the review was to determine whether any particular relationships or transactions involving directors or their affiliates or immediate family members were inconsistent with a determination that the director is independent for purposes of serving on the Board of Directors and its committees. During this review, the Board of Directors examined whether there were any transactions and/or relationships between directors or their affiliates or immediate family members and the Company and the substance of any such transactions or relationships.

Following this review, our Board of Directors determined that all directors other than Mr. Kusserow are “independent” under the director independence requirements and listing standards of The NASDAQ Global Select Market. Mr. Kusserow is not considered independent because he is an executive officer of the Company.

In determining that Mr. Zilkha is independent, our Board of Directors considered the fact that the Company has engaged KKR Capstone Consulting, LLC (“KKR Capstone”), a consulting company of operational professionals that works exclusively with portfolio companies of Kohlberg Kravis Roberts & Co. (“KKR”). Mr. Zilkha is a member of KKR Management LLC, which is an affiliate of KKR Asset Management LLC (“KAM”), a significant stockholder of our Company, and an affiliate of KKR. KKR Capstone will receive a fee in connection with providing consulting services to the Company in the ordinary course of business. Mr. Zilkha will not receive any direct compensation or direct financial benefit from the engagement of KKR Capstone. Furthermore, KKR Capstone is not a subsidiary or affiliate of KKR. KKR Capstone operates under several consulting agreements with KKR and uses the “KKR” name under license from KKR. Accordingly, our Board of Directors determined that the Company’s agreement with KKR Capstone and Mr. Zilkha’s role at KKR Management LLC would not interfere with Mr. Zilkha’s exercise of independent judgment in carrying out the responsibilities of a director. See “Certain Transactions.”

Stockholders who wish to communicate with our Board of Directors, our non-executive Chairman of the Board (or, if applicable, our Lead Director) or our Audit Committee should address their communications to such party, in care of our Corporate Secretary, who is responsible for promptly disseminating such communications to our Board of Directors, our non-executive Chairman of the Board (or, if applicable, Lead Director) or Audit Committee Chairman, as appropriate. Per our Corporate Governance Guidelines (described below), all communications with the Board, our non-executive Chairman of the Board (or, if applicable, our Lead Director) or the Audit Committee are treated confidentially, and stockholders and other interested parties can remain anonymous when communicating their concerns. Stockholders who would like to submit the name of a person for consideration as a director nominee should address any communication to our Corporate Secretary in accordance with the procedures described under the heading “Corporate Governance—Stockholder Recommendation of Nominees,” above.

We do not have a formal policy regarding attendance by Board members at our Annual Stockholders Meeting because management is available at the meeting to answer questions from stockholders in attendance. Directors Paul B. Kusserow and Ronald A. LaBorde attended our 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) in person, and directors Linda J. Hall, PhD, Jake L. Netterville, Jeffrey A. Rideout, MD and Donald A. Washburn attended our 2016 Annual Meeting via teleconference. Historically, we have had low in-person stockholder attendance at our Annual Stockholders Meetings.

Compensation Consultant Independence and Conflicts of Interest Assessment

The Compensation Committee engaged the services of Pearl Meyer (“Pearl Meyer”) as its independent advisor on matters of executive compensation (the “Engagement”) in respect of and during fiscal 2016. Pearl Meyer reports directly to the Committee and provides no other remunerated services to the Company or any of its affiliates. In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Company has affirmatively determined that no conflicts of interest exist between the Company and Pearl Meyer (or any individuals working on the Company’s account on Pearl Meyer’s behalf). In reaching such determination, the Company considered the following enumerated factors, all of which were attested to or affirmed by Pearl Meyer:

(1) During fiscal 2016, Pearl Meyer provided no services to and received no fees from the Company other than in connection with the Engagement;

(2) The amount of fees paid or payable by the Company to Pearl Meyer in respect of the Engagement represented (or are reasonably certain to represent) less than 1% of Pearl Meyer’s total revenue for the 12 month period ended January 20, 2016;

(3) Pearl Meyer has adopted and put in place adequate policies and procedures designed to prevent conflicts of interest, which policies and procedures were provided to the Company;

(4) There are no business or personal relationships between Pearl Meyer and any member of the Compensation Committee other than in respect of (i) the Engagement, or (ii) work performed by Pearl Meyer for any other company, board of directors or compensation committee for whom such Committee member also serves as an independent director;

(5) Neither Pearl Meyer nor any of the consultants working on the Amedisys engagement owns any stock of the Company; and

(6) There is no business or personal relationships between Pearl Meyer and any executive officer of the Company other than in respect of the Engagement.

CODE OF ETHICAL BUSINESS CONDUCT

Our Board of Directors has adopted a Code of Ethical Business Conduct that is applicable to all our directors, executive officers and employees. The Code is available on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.” The purpose of the Code is to, among other things, deter wrongdoing and promote: honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our filings with the SEC and in public communications; compliance with applicable laws, rules and regulations; the prompt internal reporting of violations; and accountability.

CORPORATE GOVERNANCE GUIDELINES AND REVIEW AND CONSIDERATION OF CORPORATE GOVERNANCE PRACTICES

Our Board of Directors has adopted Corporate Governance Guidelines. The purpose of the Guidelines is to assist the Board in the exercise of its responsibilities and to serve the best interests of the Company and its stockholders. A copy of the Corporate Governance Guidelines appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.”

The members of our Nominating and Corporate Governance Committee are responsible for the review and consideration of corporate governance practices.

Members of Nominating and Corporate Governance Committee

Donald A. Washburn (Chairman)

Linda J. Hall, PhD

Julie D. Klapstein

Richard A. Lechleiter

Jake L. Netterville

Bruce D. Perkins

Jeffrey A. Rideout, MD

Nathaniel M. Zilkha

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to us. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us during and with respect to 2016, as well as written representations by our directors and executive officers, we believe that each such person filed, on a timely basis, the reports required by Section 16(a) of the Exchange Act with respect to 2016, with the exception of the following late reports in 2016:

Name	Form Type	Transaction Date	Filing Date
Scott G. Ginn	4	3/3/2016	3/28/2016
	4	4/1/2016	4/13/2016
	4	5/2/2016	5/13/2016
Jeffrey D. Jeter	4	3/3/2016	3/28/2016
	4	4/1/2016	4/13/2016
	4	5/2/2016	5/18/2016
Paul B. Kusserow	4	3/3/2016	3/28/2016
	4	3/31/2016	4/14/2016
Ronald A. LaBorde	4	3/3/2016	3/28/2016
	4	4/1/2016	4/13/2016

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Background

The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) as the independent registered public accounting firm to audit our Company’s consolidated financial statements for the fiscal year ending December 31, 2017. The submission of this matter for ratification by stockholders is not legally required; however, our Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Audit Committee and the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm as our Company’s external auditor. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm to be our Company’s external auditor at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote.

KPMG Representative—Attendance at the Meeting

A representative of KPMG will be present at the Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

REPORT OF THE AUDIT COMMITTEE

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

What is the Audit Committee and what does it do?

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight and review of Amedisys’ accounting functions and internal controls. The committee recommends to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K and approves all fees paid to our independent registered public accounting firm. The committee also receives quarterly reports from our Internal Audit Department and approves the annual Internal Audit Work Plan and the compensation of the Senior Vice President—Audit, who leads our Internal Audit Department.

Are the members of the Audit Committee “independent”?

Yes. The Audit Committee is currently comprised of four directors, all of whom are independent as determined in accordance with the listing standards of The NASDAQ Global Select Market and within the meaning of Rule 10A-3 under the Exchange Act.

Do the members of the Audit Committee meet regularly in executive session without members of Company management present? Do the members of the Audit Committee meet separately with representatives of the Company’s independent registered public accounting firm and the Company’s Internal Audit Department?

Yes. The Audit Committee meets at least once quarterly in executive session without members of Company management present. During these executive sessions, the Audit Committee will also meet separately with representatives of the Company’s independent registered public accounting firm (generally, the Lead Audit Partner) and the Senior Vice President—Audit, on behalf of the Company’s Internal Audit Department. The Audit Committee also meets separately with other senior members of Company management as it deems necessary.

What steps did the Audit Committee take in recommending that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 (our “2016 Annual Report”)?

In connection with recommending that our audited financial statements be included in our 2016 Annual Report, the members of the Audit Committee took the following steps:

•

The members of the Audit Committee discussed with our independent registered public accounting firm their judgment as to the quality, not just the acceptability, of our accounting policies and principles and such other matters as are required to be discussed under generally accepted auditing standards, including information concerning the scope and result of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

•

Management represented to the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, on a consistent basis, and the Audit Committee reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by the Public Company Accounting Oversight Board (the “PCAOB”) Auditing Standard No. 16.

•

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the PCAOB regarding their independence, and the members of the Audit Committee discussed with the independent registered public accounting firm the firm’s independence from the Company and its management. The members of the Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with maintaining the independent registered public accounting firm’s independence. This discussion and disclosure informed the Audit Committee of the independent registered public accounting firm’s independence, and assisted the Audit Committee in evaluating that independence. The members of the Audit Committee concluded that the independent registered public accounting firm is independent from the Company and its management.

•

The members of the Audit Committee reviewed and discussed, with our management and independent registered public accounting firm, our audited consolidated balance sheet as of December 31, 2016 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2016, including associated footnotes and Management’s Discussion and Analysis of Financial Condition and Results of Operations.

•

The members of the Audit Committee (or the Chairman of the Committee, pursuant to a delegation of authority) reviewed and pre-approved all permissible non-audit services by our independent registered public accounting firm.

•	The members of the Audit Committee reviewed the Principal Executive Officer and Principal Financial Officer Certifications concerning the Company’s 2016 Annual Report.

Based on the discussions with our independent registered public accounting firm concerning the audit, the independence discussions, the financial statement quarterly review, and additional matters deemed relevant and appropriate by the Audit Committee, including internal audit activities, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our 2016 Annual Report.

Who has furnished this report?

This report has been furnished by the members of the Audit Committee:

Jake L. Netterville (Chairman)

Richard A. Lechleiter

Donald A. Washburn

Nathaniel M. Zilkha

FEES PAID TO AUDITORS

The following summarizes the fees billed to us and our subsidiaries by KPMG for professional services rendered in 2016 and 2015.

AUDIT FEES

	2016		2015
Fee Category	Amount ($)	Percent	Amount ($)	Percent
Audit fees	$1,413,919	60.3%	$1,282,000	76.2%
Tax fees	$96,000	4.2%	$362,000	21.5%
Audit-related fees	$31,000	1.3%	$28,327	1.7%
All other fees	$802,500	34.2%	$10,097	0.6%

Total fees	$2,343,419	100.0%	$1,682,424	100.0%

Fees for audit services include fees associated with the annual audit, our annual report on Form 10-K and the reviews of our quarterly reports on Form 10-Q, services that are normally provided by our registered independent public accounting firm in connection with statutory and regulatory filings or engagements and services that generally only our registered independent public accounting firm can provide. Audit-related fees relate to the 401(k) audit. Tax fees include tax compliance and limited tax consulting services. All other fees relate to due diligence, accounting research software and Medicare cost reporting services. All of the services described above were pre-approved by the Audit Committee (or the Chairman of the Audit Committee, pursuant to a delegation of authority).

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors; Delegation of Pre-Approval Authority in Specified Instances

All audit and permissible non-audit services provided by the independent auditors are pre-approved by the Audit Committee (or the Chairman of the Audit Committee, pursuant to a delegation of authority). These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated authority to Mr. Netterville, the Chairman of the Audit Committee, to address requests for pre-approval of specified types of transactions not included in the annual budget prepared by the independent auditors, provided that any such pre-approvals are presented to the full Audit Committee at its next meeting.

STOCK OWNERSHIP

The following table shows beneficial ownership of our common stock as of April 13, 2017, unless otherwise indicated, by (i) each person known by us to beneficially own more than five percent of our common stock in accordance with Rule 13d-3 under the Exchange Act, (ii) each of our directors, director nominees, and Named Executive Officers during 2016 (as such term is defined under the heading “Compensation Discussion and Analysis” below), and (iii) all of our directors and executive officers as a group. Except as noted below, the persons named have sole voting and investment power with respect to all shares of common stock.

Unless otherwise indicated, the address of each of the individuals named in the table below under “Named Executive Officers and Directors (Including 2017 Director Nominees)” is c/o Amedisys, Inc., 3854 American Way, Suite A, Baton Rouge, LA 70816.

Name	Shares Beneficially Owned	Percent of Class(1)
5% Stockholders
BlackRock, Inc.(2)	5,480,729	16.3%
KKR Asset Management LLC and Affiliated Entities(3)	4,836,608	14.4%
The Vanguard Group, Inc.(4)	2,306,440	6.8%
FMR LLC and Affiliated Entities(5)	2,200,150	6.5%

Named Executive Officers and Directors (Including 2017 Director Nominees)
Linda J. Hall, PhD(6) (2017 Director Nominee)	27,008	*
Julie D. Klapstein(6) (2017 Director Nominee)	2,939	*
Richard A. Lechleiter(6) (2017 Director Nominee)	2,939	*
Jake L. Netterville(6) (2017 Director Nominee)	87,499	*
Bruce D. Perkins(6) (2017 Director Nominee)	12,831	*
Jeffrey A. Rideout, MD(6) (2017 Director Nominee)	2,939	*
Donald A. Washburn(6) (2017 Director Nominee)	69,397	*
Nathaniel M. Zilkha(6) (2017 Director Nominee)	14,096	*
Paul B. Kusserow(7) (Named Executive Officer and 2017 Director Nominee)	374,314	1.1%
Ronald A. LaBorde(8) (Named Executive Officer)	212,926	*
Daniel P. McCoy(9) (Named Executive Officer)	29,870	*
Lawrence R. Pernosky(10) (Named Executive Officer)	41,341	*
Stephen E. Seim(11) (Named Executive Officer)	8,756	*
All Executive Officers and Directors as a Group (17 Persons**)	678,600	2.0%

(*)	Less than one percent
(**)	Excluding Messrs. LaBorde and McCoy, who are no longer executive officers
(1)

Based on 33,673,524 shares of common stock outstanding on April 13, 2017, plus shares that can be acquired through the exercise of options or warrants or conversion of restricted stock units within 60 days thereafter by the specified individual or group.

(2)

This disclosure is based on a Schedule 13G filed with the SEC by BlackRock, Inc., a parent holding company, on January 12, 2017, reporting beneficial ownership as of December 31, 2016. BlackRock, Inc. reported it has sole voting power over 5,421,453 of the shares and sole dispositive power over 5,480,729 of the shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(3)

This disclosure is based on a Schedule 13D filed with the SEC on March 27, 2014 reporting beneficial ownership as of March 26, 2014 by the KKR Reporting Persons (as defined below). The “KKR Reporting Persons” consist of: (i) Spruce Investors Limited, a Cayman Islands limited company (“Spruce Investors”); (ii) Spruce Holdings Limited, a Cayman Islands limited company (“Spruce Holdings”); (iii) KKR Special

Situations (Offshore) Fund L.P., a Cayman Islands limited partnership (“Offshore LP”); (iv) KKR Special Situations (Domestic) Fund L.P., a Cayman Islands limited partnership (“Domestic LP”); (v) KKR Special Situations (Domestic) Limited, a Cayman Islands limited company (“Domestic Limited”); (vi) KKR Special Situations (Offshore) Limited, a Cayman Islands limited company (“Offshore Limited”); (vii) KKR Fund Holdings L.P., a Cayman Islands limited partnership (“KKR Fund Holdings”); (viii) KKR Fund Holdings GP Limited, a Cayman Islands limited company (“KKR Fund Holdings GP”); (ix) KAM Fund Advisors LLC, a Delaware limited liability company (“KAM Fund Advisors”); (x) KKR Asset Management LLC, a Delaware limited liability company (“KAM”); (xi) Kohlberg Kravis Roberts & Co. L.P., a Delaware limited partnership (“Kohlberg Kravis Roberts & Co.”); (xii) KKR Management Holdings L.P., a Delaware limited partnership (“KKR Management Holdings”); (xiii) KKR Management Holdings Corp., a Delaware corporation (“KKR Management Holdings Corp.”); (xiv) KKR Group Holdings L.P., a Cayman Islands limited partnership (“KKR Group Holdings”); (xv) KKR Group Limited, a Cayman Islands limited company (“KKR Group”); (xvi) KKR & Co. L.P., a Delaware limited partnership (“KKR & Co.”); (xvii) KKR Management LLC, a Delaware limited liability company (“KKR Management”); (xviii) Henry R. Kravis, a United States citizen; and (xix) George R. Roberts, a United States citizen.

It was reported that as investment advisor to a number of client accounts, KAM may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) 4,836,608 shares of Company common stock (the “Total Reported Shares”). It was also reported that Spruce Investors has directly acquired, and may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) 2,896,046 shares of Company common stock (which, for the avoidance of doubt, are included in the Total Reported Shares). It was also reported that as an investment advisor to Spruce Investors and one other client, KAM Fund Advisors, a direct wholly-owned subsidiary of KAM, may be deemed to have the power to vote or direct the vote of (and the power to dispose or direct the disposition of) a total of 2,899,055 shares of Company common stock (which, for the avoidance of doubt, are included in the Total Reported Shares).

Each of Kohlberg Kravis Roberts & Co. (as the holder of all of the outstanding equity interests in KAM), Spruce Holdings and Domestic LP (as the holders of all of the outstanding equity interests of Spruce Investors), Offshore LP (as the holder of all of the outstanding equity interests of Spruce Holdings), Domestic Limited (as the general partner of Domestic LP), Offshore Limited (as the general partner of Offshore LP), KKR Fund Holdings (as the holder of all of the outstanding equity interests of Offshore Limited), KKR Fund Holdings GP (as a general partner of KKR Fund Holdings), KKR Management Holdings (as the holder of all of the outstanding equity interests of Domestic Limited and the general partner of Kohlberg Kravis Roberts & Co.), KKR Management Holdings Corp. (as the general partner of KKR Management Holdings), KKR Group Holdings (as the holder of all of the outstanding equity interests in KKR Fund Holdings GP, a general partner of KKR Fund Holdings, and the sole shareholder of KKR Management Holdings Corp.), KKR Group (as the general partner of KKR Group Holdings), KKR & Co. (as the sole shareholder of KKR Group), KKR Management (as the general partner of KKR & Co.) and Messrs. Kravis and Roberts (as the designated members of KKR Management) may also be deemed to beneficially own some or all of the shares of Company common stock owned by the client accounts and reported on the Schedule 13D, as amended. It was noted that the filing of the Schedule 13D, as amended, shall not be construed as an admission that any of the KKR Reporting Persons is the beneficial owner of any of the Total Reported Shares.

The address of the principal business office of Offshore Limited, Domestic Limited, Kohlberg Kravis Roberts & Co., KKR Management Holdings, KKR Management Holdings Corp., KKR Fund Holdings, KKR Fund Holdings GP, KKR Group Holdings, KKR Group, KKR & Co., and KKR Management is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019. The address of the principal business office of KAM, Spruce Investors, Spruce Holdings, Offshore LP, Domestic LP and KAM Fund Advisors is: c/o KKR Asset Management LLC 555 California Street, 50th Floor, San Francisco, California 94104. The address of the principal business office of Mr. Roberts is: c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(4)

This disclosure is based on a Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 9, 2017, reporting beneficial ownership as of December 31, 2016. The Vanguard Group, Inc., an investment adviser registered under the Investment Company Act of 1940, reported that it has sole voting power over 55,256 of the shares, shared voting power over 1,741 of the shares, sole dispositive power over 2,250,699 of the shares, and shared dispositive power over 55,741 of the shares. The principal business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The filing reports that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 54,000 shares as a result of its serving as investment manager of collective trust accounts, and that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,997 shares as a result of its serving as investment manager of Australian investment offerings.

(5)

This disclosure is based on a Schedule 13G filed with the SEC on February 14, 2017 by FMR LLC reporting beneficial ownership as of December 31, 2016. The holder reported that FMR LLC, a parent holding company, has sole voting power over 150 of the shares and sole dispositive power over 2,200,150 of the shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. The holder also reported that: (1) Fidelity Series Intrinsic Opportunities Fund is the beneficial owner of and has sole voting power over 2,200,000 of the shares; (2) Abagail P. Johnson has sole power to dispose of all of the shares; (3) members of the Johnson family, including Abigail P. Johnson, a Director, the Chairman and the Chief Executive Officer of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; and (4) through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR LLC. The holder reported that neither FMR LLC nor Abagail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment funds (the “Funds”) advised by Fidelity Management & Research Company (“FMR Co.”), a wholly owned subsidiary of FMR LLC, which power resides with the Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.

(6)

Included in the “Shares Beneficially Owned” column for each of our non-employee directors are 2,477 shares of nonvested stock, 100% of which will vest on June 30, 2017, provided the director remains a non-employee member of the Board through such date.

(7)

Includes (i) 37,500 shares of restricted stock over which Mr. Kusserow has voting but not investment power (which shares will vest in equal one-half installments on each of December 16, 2017 and December 16, 2018, assuming Mr. Kusserow remains continuously employed by the Company through such date), (ii) 37,500 shares of performance-based restricted stock over which Mr. Kusserow has voting but not investment power (which shares will vest, if at all, upon the Committee’s certification of the achievement of annual performance goals for each of the fiscal years 2017 and 2018, and if the performance goals for each of the fiscal years 2017 and 2018 are met, the shares will vest in equal, one-half installments), and (iii) 250,000 shares that Mr. Kusserow has or will have within 60 days, the right to acquire pursuant to stock options.

(8)	Includes 23,437 shares that Mr. LaBorde has or will have within 60 days, the right to acquire pursuant to stock options.
(9)

Includes (i) 2,734 time-based restricted stock units that will vest on June 4, 2017, (ii) 1,767 performance-based restricted stock units that will vest on June 4, 2017, and (iii) 20,834 shares that Mr. McCoy has or will have within 60 days, the right to acquire pursuant to stock options.

(10)

Includes (i) 3,750 time-based restricted stock units that will vest on June 4, 2017, assuming Mr. Pernosky remains continuously employed by the Company through such date, (ii) 2,188 performance-based restricted stock units that will vest on June 4, 2017, assuming Mr. Pernosky remains continuously employed by the Company through such date, and (iii) 31,876 shares that Mr. Pernosky has or will have within 60 days, the right to acquire pursuant to stock options.

(11)

Includes (i) 1,250 performance-based restricted stock units that will vest on June 4, 2017, assuming Mr. Seim remains continuously employed by the Company through such date, and (ii) 5,625 shares that Mr. Seim has or will have within 60 days, the right to acquire pursuant to stock options.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2016

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security Holders	1,008,157	$31.54	1,204,572
Equity compensation plans not approved by security Holders	—	—	—

Total	1,008,157	$31.54	1,204,572

PROPOSAL 3—ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY” VOTE)

General Information

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our “Named Executive Officers” as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Say on Pay Vote Mechanics

We are asking our stockholders to provide advisory approval of the compensation paid to our “Named Executive Officers,” as described in the “Compensation Discussion and Analysis” (“CD&A”) section of this Proxy Statement (beginning on page 36) and the compensation tables and narrative disclosures following the CD&A.

This advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and our compensation philosophy, policies and practices, as described in this Proxy Statement.

Consideration of the 2016 Advisory Vote on Executive Compensation

As discussed further in the CD&A, at our 2016 Annual Meeting, 91.2% of the shares present in person or by proxy and entitled to vote on the matter voted to approve, in an advisory vote, the compensation paid to our Named Executive Officers, as described in our 2016 Proxy Statement.

The Compensation Committee values the feedback of our stockholders and takes into account the outcome of Say on Pay votes when considering future executive compensation arrangements and potential changes to our executive compensation program. The Board of Directors has recommended that the Company hold an advisory (non-binding) vote on executive compensation on an annual basis. See “Proposal 4—Advisory (non-binding) Vote on the Frequency of Future Stockholder Say on Pay Votes” below. We expect that the next say on pay vote will occur at the 2018 annual meeting, and the next required advisory (non-binding) vote on the frequency of say on pay votes occurs at the 2023 Annual Meeting.

Highlights of our Executive Compensation Program

We believe that our executive compensation program:

•	Aligns executive compensation to business objectives and overall Company performance;

•	Attracts, retains, and motivates highly-qualified executives by offering market-competitive total compensation packages;

•	Balances the focus on short- vs. longer-term performance objectives through an appropriate mix of short-term cash incentive awards and equity incentive awards that vest over a number of years;

•

Has features designed to further align executive compensation with stockholder interests and mitigate risks, including: (i) cash bonus and equity award forfeiture provisions for violating certain employment agreement covenants, (ii) a prohibition on “short sales” of and “hedging” Company securities (applicable to all employees), (iii) no minimum guaranteed cash bonus payments, equity grants (with the exception of equity grants upon hire) or base salary increases and (iv) limited perquisites; and

•

Has certain features that are widely considered “best practices,” including change-in-control provisions that only provide cash severance upon a change-in-control termination (i.e., a “double-trigger”), other than with respect to Mr. Kusserow (see “Employment Agreement with Mr. Kusserow” in CD&A below), and do not provide for the payment of any excise tax gross-up amounts (other than for moving expenses).

•

Consistent with these goals, and as further discussed in the CD&A, we believe the Compensation Committee of our Board of Directors has designed an executive compensation program that: (i) rewards pay for performance, (ii) is competitive and reasonable as compared to compensation programs adopted by similarly-sized public companies in the industry and based on a review of broader public company and industry survey data and (iii) is cost-effective with limited perquisites and other personal benefits.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SAY ON PAY PROPOSAL, AS STATED BY THE FOLLOWING RESOLUTION:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table, and the other related tables and disclosures.”

The say on pay vote is advisory, and therefore not binding on the Company, our Board of Directors or our Compensation Committee. Our Board of Directors and the Compensation Committee value the opinions of our stockholders and will take into account the outcome of this vote in considering future compensation arrangements.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote.

PROPOSAL 4—ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE

STOCKHOLDER SAY ON PAY VOTES

General Information

The Dodd-Frank Act also enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our Named Executive Officers. We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of the executive compensation of our Named Executive Officers. We are providing stockholders the option of selecting a frequency of “every one year,” “every two years,” “every three years” or “abstain.”

Summary

We have historically solicited an advisory vote on executive compensation every year, and our Board of Directors believes that continuing to hold such a vote every year is advisable for a number of reasons, including the following:

•

we believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information as presented in our proxy statement each year, leading to a more meaningful communication between the Company and our stockholders regarding the compensation of our Named Executive Officers; and

•

an annual advisory vote on compensation of our named executive officers is consistent with our policy of seeking input from our stockholders on corporate governance matters and our compensation philosophy, policies, and practices for our Named Executive Officers.

Our Board of Director’s determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual frequency vote is not meaningful, is burdensome or is more frequent than recommended by best corporate governance practices.

Board of Directors Recommendation

Based on the factors discussed above, our Board of Directors has decided to recommend that future say on pay votes occur “every one year” until the next advisory vote on the frequency of future stockholder say on pay votes. Stockholders are not being asked to approve or disapprove our Board of Director’s recommendation, but rather to indicate their choice among the following frequency options: “every one year,” “every two years” or “every three years,” or to abstain from voting. This vote is advisory, and therefore not binding on us, our Board of Directors or the Compensation Committee of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SELECT “1 YEAR” IN CONNECTION WITH THE PROPOSAL REGARDING AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE STOCKHOLDER SAY ON PAY VOTES.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) outlines our executive compensation philosophy, objectives and processes. It explains the decision making process used by the Compensation Committee of our Board of Directors (the “Compensation Committee”), the reasoning behind our executive compensation program, and, more specifically, the actions the Compensation Committee took related to the compensation of our “Named Executive Officers,” which under the SEC’s executive compensation disclosure rules consist of all persons who served as our principal executive officer and our principal financial officer during our last fiscal year and our next three highest-paid executive officers who were serving as executive officers at the end of our last fiscal year.

In 2016, our Named Executive Officers were as follows:

•	Paul B. Kusserow—President and Chief Executive Officer

•	Ronald A. LaBorde—Vice Chairman and Chief Financial Officer

•	Daniel P. McCoy—Chief Operating Officer

•	Lawrence R. Pernosky—Chief Human Resources Officer

•	Stephen E. Seim—Chief Strategy Officer

Executive Summary

Business Overview

2016 was a year of meaningful progress and transformation for Amedisys. On March 1, 2016, we acquired our first personal care company—an important step in executing our strategy of improving the continuity of care our patients receive as their clinical needs change. Our new segment was further expanded when we purchased the assets of Professional Profiles, Inc. on September 1, 2016. We now operate 16 personal-care care centers in Massachusetts and recently announced that we have signed a definitive agreement to acquire East Tennessee Personal Care Service, a personal care provider headquartered in Knoxville, Tennessee.

In addition, we made headway on several important initiatives:

•

We completed our rollout of Homecare Homebase (“HCHB”), a leading home health and hospice platform, during 2016 with all our care centers fully transitioned to our new platform as of November 1, 2016; and

•	Full-time employee voluntary turnover was 18.0% in 2016, down from 18.7% in 2015, and total voluntary turnover was 22.0% in 2016, down from 24.5% in 2015.

2016 Company Performance Highlights

In 2016:

•	Net service revenue increased $156.9 million to $1,437.4 million compared to $1,280.5 million in 2015;

•	Net income attributable to Amedisys, Inc. of $37.3 million compared to $3.0 million net loss in 2015;

•	Net income attributable to Amedisys, Inc. per diluted share of $1.10 compared to $0.09 net loss per diluted share in 2015; and

•	We completed seven straight quarters of double digit same store admissions growth in our hospice segment as of December 31, 2016.

**	See Appendix A hereto for the reconciliation of non-GAAP financial measures.

2016 Compensation Strategy—Incentivize Retention and Pay for Performance

The Company’s compensation philosophy is unique from our competitors. We have strongly aligned our senior executives with our stockholders. While we generally set total compensation levels as the market median, our strategy is to provide our executives with superior stock incentive opportunities. We do this by maintaining below market annual incentive opportunities with above market median stock incentives. In order to further align our executives with stockholders, we have provided our new leaders (as of their starting date) with an upfront grant intended to reward them for a number of years. We believe this compensation philosophy supports our identified recruitment and retention goals while continuing to emphasize the objective of linking executive compensation to the Company’s financial and operating performance and changes in stockholder value.

The Compensation Committee believes this compensation philosophy works well and is a contributor to the Company’s 95.5% increase in stock price from December 16, 2014, when we hired Mr. Kusserow as our Chief Executive Officer, to April 13, 2017, the record date for the Meeting.

Executive Leadership Transition

2016 was another year of significant change for the Company. The following executive leadership changes occurred in 2016:

•	Effective July 5, 2016, David Pearce was appointed as Chief Compliance Officer of the Company.

•	The following changes were approved by the Board of Directors in 2016 but not effective until 2017:

•

On November 1, 2016, the Board appointed Christopher Gerard as the Company’s Chief Operating Officer, effective as of January 3, 2017. Daniel P. McCoy served as Chief Operating Officer of the Company until January 3, 2017.

•

On December 14, 2016, the Board appointed Gary Willis as the Company’s Chief Financial Officer, effective as of January 3, 2017. Ronald A. LaBorde, who served as our Vice Chairman and Chief Financial Officer until January 3, 2017 and as our Vice Chairman until April 2, 2017, retired from the Company.

2016 compensation decisions for our Named Executive Officers continued to apply our recently adopted Executive Compensation philosophy, which places emphasis on a market competitive base salary, lower than market bonus and higher than market performance based equity compensation.

Named Executive Officer Pay at a Glance

For 2016, the major Compensation Committee actions regarding our Named Executive Officers’ compensation were as follows:

•	No salary increases for any of our Named Executive Officers;

•	We exceeded our annual incentive targets. Each Named Executive Officer earned a bonus of 25% of base salary for 2016; and

•

We exceeded our long-term incentive targets based on 2016 performance. Each Named Executive Officer earned shares of restricted stock and stock options tied to performance requirements for 2016 from prior year grants.

2016 Say on Pay Vote Results

As part of the Compensation Committee’s efforts to ensure that the interests of our Named Executive Officers are aligned with those of our stockholders, the Compensation Committee considers the results of the Company’s prior stockholder advisory votes on executive compensation. Our most recent Say on Pay vote was held in 2016 and yielded an approval by 91.2% of the votes cast. Based on this high level of support, we did not make substantive changes to the overall structure of our compensation program.

Key 2016 Compensation Developments and Pay-for-Performance Highlights in 2016

•

None of our Named Executive Officers received a salary adjustment in 2016 (additional information regarding the base salaries of all of our Named Executive Officers appears under the heading “Base Salaries”).

•

Pursuant to our compensation strategy of making multi-year “front-loaded” equity awards grants to the Named Executive Officers in previous years, the Compensation Committee did not grant any additional equity awards to our Named Executive Officers during 2016 (other than the grant of equity awards to Mr. Seim) (additional information on this topic appears under the heading “Pay for Performance—Front-Loaded Equity Awards”).

Best Compensation Practices & Policies

We believe the following practices and policies promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do		What We Do Not Do
✓	Heavy emphasis on variable compensation	X	No significant perquisites
✓	Majority of long-term incentive awards are performance based	X	No “single-trigger” termination payments upon a change in control (other than for Mr. Kusserow)
✓	Stock Ownership Guidelines	X	No hedging of Company stock
✓	Compensation Committee comprised solely of independent directors	X	No pledging of Company stock
✓	Independent compensation consultant	X	No multi-year guarantees for salary increases
✓	Regular risk assessments	X	No discretionary bonuses
✓	“Double-trigger” termination payments upon a change in control	X	No tax gross-ups (other than for moving expenses) on termination payments following a change in control
✓	Conduct annual reviews of share utilization	X	No repricing or backdating stock options without stockholder approval

Overview of our Executive Compensation Program

Our executive compensation program consists of:

•	Base salary near the market median;

•	Annual performance-based incentives (cash bonuses) materially below the market median;

•	Long-term incentives that is materially performance based;

•	Severance, as applicable; and

•	Retirement, health and welfare benefits consistent with those provided to all employees.

During the first fiscal quarter of each year, the Compensation Committee (i) establishes the performance measures under our current year cash bonus and long-term (equity-based) incentive compensation plans, as applicable, and (ii) determines whether the performance conditions for recently-completed performance periods have been satisfied. The Compensation Committee reviews executive officer compensation throughout the year to determine whether there are going to be any base salary adjustments for or grants of long-term incentive equity awards to our executive officers.

As mentioned above, 2016 was another year of significant change for our Company, including the addition of several key members of senior leadership. The compensation awarded to the Company’s executive officers who joined the Company in 2016 was structured such that base salaries were competitive to market and annual bonus opportunities slightly below market levels, with one-time front-loaded equity grants featuring a mix of time-based and performance-based vesting conditions over six years. The Compensation Committee believed this structure would align the interests of the executive officers with the interests of the Company’s stockholders such that if the Company met or exceeded the annual performance goals, the total annual compensation for each executive officer would exceed median market levels at similarly-sized public companies in the Company’s industry. Because of the unique nature of the equity awards granted to the new executive officers in 2016 and the purpose of such awards, the Compensation Committee does not intend for such executive officers to receive any additional equity grants in the foreseeable future.

Compensation Philosophy and Objectives

Our compensation philosophy, which extends to all employees including our Named Executive Officers, is designed to align employee and stockholder interests. Our objective is to pay fairly based upon the employee’s position, experience and performance. Employees may be rewarded through additional compensation, for example, in the form of a cash bonus or equity, when we meet or exceed targeted business objectives. Certain employees are also eligible to receive incentive compensation based on both individual and/or Company performance.

The objectives of our compensation philosophy are described below:

•

Stockholder-aligned. Our Named Executive Officers have most of their incentive compensation aligned with our Company’s overall financial performance through cash bonus programs and equity grants, the value of which is directly tied to change in share value.

•	Performance-based. Our Named Executive Officers’ annual incentive compensation is linked to the Company’s overall performance.

•	Market-driven. We structure our compensation programs to be competitive in the total compensation that they offer.

•	Focused on the individual. We design our incentive compensation programs to attract, motivate and retain our Named Executive Officers.

Compensation Administration

Role of the Compensation Committee. The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program and makes all decisions regarding the compensation of our executive officers. These responsibilities include:

•	Review and approval of corporate long-term and short-term incentive goals and objectives relevant to executive compensation;

•	Evaluation of the performance of our Chief Executive Officer and review of our Chief Executive Officer’s evaluation of the performance of our other executive officers;

•	Evaluation of the competitiveness of the total compensation package for our executive officers;

•	Evaluation and approval of executive officer employment, severance and change-in-control agreements, including any amendments thereto, and any title change for any executive officer; and

•

Approval of any changes to the total compensation package for our executive officers, including but not limited to changes to benefits, base salary, annual cash incentive and long-term equity incentive award opportunities and retention programs.

Additional information regarding the Compensation Committee’s responsibilities is set forth in its charter, a copy of which appears on the “Investors” subpage of our website (www.amedisys.com) under the link “Corporate Governance.” Information from this website is not incorporated by reference into this proxy statement.

Role of the Independent Compensation Consultant. The Compensation Committee has the authority to retain experts to assist the Compensation Committee in fulfilling its duties. In 2016, the Compensation Committee engaged Pearl Meyer (the “Consultant”) as its compensation consultant. In 2016, the Consultant provided the following consulting services to the Compensation Committee:

•	The Consultant assisted the Compensation Committee in determining the performance metrics under our 2016 annual (cash bonus) incentive compensation plans and our 2016 long-term incentive grant.

•

Based on the review of published industry survey data, the Consultant provided information regarding the competitiveness and reasonableness of the 2016 Named Executive Officer short-term (cash bonus) and long-term (equity-based) incentive opportunities at “target.” See “Review of Peer Group, Industry and Survey Data” below.

•

An evaluation of the Company’s pay-for-performance relationship and how that relationship compares to public companies in the healthcare services and facilities sectors and similarly-sized public companies across multiple industries.

•	Compensation review and related advice for the current fiscal year for selected members of our non-executive officer senior management.

•	Non-employee director compensation review and related advice.

•	Assistance with the preparation of the compensation-related portions of our 2016 Proxy Statement.

•	Updates regarding compensation-related issues, trends and regulatory changes.

Because the Consultant does not provide any non-compensation related services to our Company, we believe that the Consultant is independent of management and provides the Compensation Committee with objective advice. As part of its engagement, the Consultant participated in meetings with both the Compensation Committee and senior management to learn more about our business strategy and executive compensation objectives. The Compensation Committee retains the Consultant directly, although in carrying out assignments, the Consultant also interacts in certain capacities with our management-level employees. All such assignments are approved by the Chairman of the Compensation Committee, Nathaniel M. Zilkha.

For additional information, please refer to the discussion on page 24 under the heading “Compensation Consultant Independence and Conflicts of Interest Assessment.”

Role of the President and Chief Executive Officer. In the course of deliberating certain 2016 compensation decisions for our Named Executive Officers, the Compensation Committee took into account the recommendations of Mr. Kusserow regarding the compensation of our other executive officers, including the compensation packages of the executive officers who joined the Company in 2016. Mr. Kusserow’s recommendations were based upon his assessment of each executive officer’s individual role, retention considerations and market factors. The Compensation Committee reviewed these recommendations before making its decision. While the Compensation Committee requested Mr. Kusserow to be present at certain Committee meetings when executive compensation was discussed, Mr. Kusserow did not play any role in the Compensation Committee’s deliberation of matters impacting his own compensation, and only Compensation Committee members are permitted to vote on matters related to executive officer compensation.

Review of Peer Group, Industry and Survey Data

For decisions regarding the design of our fiscal year 2016 short-term and long-term incentive compensation plans and for decisions regarding the compensation of Named Executive Officers, the Consultant provided information to the Compensation Committee regarding the executive compensation practices of (a) similarly-sized public companies across multiple industries and (b) companies in the healthcare services and facilities sectors, in order to both provide context for the Compensation Committee’s decisions and to help ensure that the various components of their respective compensation packages were within a reasonably competitive range. The information was based on the Consultant’s review of nationally recognized published survey data. The peer group used for evaluating our 2016 compensation decisions consisted of the following companies:

• AmSurg Corp.	• Five Star Senior Living Inc.

• Air Methods Corporation	• HealthSouth Corporation

• BioScrip, Inc.	• MEDNAX, Inc.

• Brookdale Senior Living Inc.	• National HealthCare Corporation

• Chemed Corporation	• The Providence Service Corporation

• The Ensign Group, Inc.	• Team Health Holdings, Inc.

Evaluating the Overall Competitiveness and Reasonableness of our 2016 Incentive Compensation Program. Based on its review of the information described above, the Compensation Committee determined that the components of our 2016 Named Executive Officer compensation program were reasonable.

While the Compensation Committee generally considers available peer group, industry and survey data to be helpful in understanding how our compensation levels compare to other companies, peer group, industry and survey data are only one factor that the Compensation Committee may consider in making its decisions regarding executive compensation. Furthermore, the Company does not conduct a full compensation benchmarking analysis and an identification of peer groups each year, so such peer group information may not be available every year. For example, the Compensation Committee also considers the alignment of our then-current compensation practices with our compensation philosophy, program structure, retention goals and other factors (such as the integration of large acquisitions) before making compensation decisions.

Level of Compensation. In determining how each executive officer’s total compensation package is allocated among these components, the Compensation Committee emphasizes the components that reward the accomplishment of business objectives and create stockholder value. Concurrently, the Compensation Committee believes it is appropriate to provide our executive officers with a reasonable level of guaranteed compensation through base salary and benefits, together with significant opportunity for additional compensation through annual and long-term incentives. Generally, if targeted performance levels are not achieved, our executive officers’ total compensation is likely to be at or below the median of comparable positions at similarly-sized public companies in our industry. Alternatively, if the targeted performance levels are exceeded, our executive officers’ total compensation is likely to be above the median of comparable positions at similarly-sized public companies in our industry.

Mix of Pay. Our Named Executive Officers have a higher percentage of their total compensation in the form of long term incentives than our peers. The Compensation Committee believes this is appropriate because of the direct influence that these officers have on our long-term financial performance. Our higher level of long-term incentives is offset with a lower than market annual incentive opportunity. Generally, the majority of the total targeted annual compensation for our Named Executive Officers, is “at risk,” i.e., variable based on Company performance, to assure alignment with stockholder interests.

Details of our 2016 Executive Compensation Program

Base Salaries

We target our executive officers’ base salaries to be competitive when compared to the salary levels of persons holding similar positions at similarly-sized public companies in the healthcare services and facilities sectors. The Compensation Committee also considers each executive officer’s respective responsibilities, experience, expertise and individual performance when setting base salaries.

Base salaries for 2016 were unadjusted from 2015 and were as follows:

Named Executive Officer	Salary
Paul B. Kusserow	$875,000
Ronald A. LaBorde	$450,000
Daniel P. McCoy	$450,000
Lawrence R. Pernosky	$375,000
Stephen E. Seim	$250,000

2016 Annual Performance-Based Incentive Compensation (Cash Bonuses)

As part of our executive compensation program, the Compensation Committee establishes annual incentive compensation performance measures for our executive officers, which performance measures are premised on our Company’s achievement of pre-determined financial or operational goals. The Compensation Committee reserves the ability to reduce (but not increase) the amounts earned as a result of a subjective annual review of the individual performance of each executive officer.

The “target” bonus opportunity for each Named Executive Officer is expressed as a percentage of base salary. For our eligible Named Executive Officers, such bonus opportunity was set at 25% of their respective base salaries. Named Executive Officers may not earn more than target (target is also maximum). These percentages are lower than market for similarly-sized public companies in our industry. As discussed above, this represents the Compensation Committee’s compensation philosophy to provide relatively larger “front-loaded” equity incentive grants to the Named Executive Officers in 2015.

Target incentive opportunities were set based on our Company’s historical practices and the Compensation Committee’s desire to provide a meaningful award for achieving outstanding performance. The Committee only set targets, not thresholds or maximums. If target is not achieved, the incentive is not earned. The Committee does retain the discretion to reduce (but not increase) any Named Executive Officer’s incentive earned based on individual performance. The Committee did not exercise this discretion in 2016 but did exercise discretion to adjust its evaluation of performance as discussed below.

For 2016, the annual incentive compensation targets were as follows:

Performance Measure	Target	Actual Performance	Weighting
Overall Corporate Adjusted EBITDA**	$122.5 Million	$123.3	60%
Quality of patient care	4.0 or greater	4.25	20%
Retention / Turnover	25% or less	22%	20%

•

** Adjusted EBITDA is defined as adjusted earnings before interest, taxes, depreciation and amortization. When the Compensation Committee evaluated the Company’s performance for 2016 against the established performance goals, the Compensation Committee determined that an adjustment for HCHB disruption was appropriate and permitted under the terms of the 2008 Omnibus Incentive Compensation Plan, as it represented an event of an “unusual nature” and/or of a type “infrequency of occurrence,” as defined in Financial Accounting Standards Board Accounting Standards Update 2015—01. Accordingly, the Compensation Committee exercised discretion under the 2008 Omnibus Incentive Compensation Plan to add HCHB disruption to adjusted EBITDA for purposes of determining whether performance was achieved. Adjusted EBITDA, as adjusted for HCHB disruption, for 2016 was $123.3 million. See Appendix A hereto for the reconciliation of non-GAAP financial measures.

•

Quality of patient care is defined as the Centers for Medicare & Medicaid Services (CMS) Quality of Patient Care Star Rating. CMS updates Quality of Patient Care Star Ratings quarterly, and each quarterly release relates to performance data for a period ending six months prior to the publication date of such release. The Company determined that the Company’s Star Rating for 2016 was 4.25 using (i) the CMS releases relating to performance data for the year ended December 31, 2016, to the extent available at the time the Compensation Committee was required to certify achievement of the quality of patient care performance goal, and (ii) data analytics in order to ensure that the Company captured the full calendar year of performance.

•	Retention / Turnover is measured by the voluntary turnover rate of all Company employees. Such voluntary turnover rate was 22% for 2016.

In establishing the performance levels, the Compensation Committee considered the target level of performance reasonable and achievable, but not without management’s significant effort. The Compensation Committee felt it was appropriate to set adjusted EBITDA as 60% of the performance measure because it believes that adjusted EBITDA growth encourages our executive officers to focus on improving earnings and profitable growth. It also believes that this measure is aligned with our overall objective of creating long-term value for our stockholders. The Compensation Committee also believed it was in the best interest of the Company’s stockholders to balance the financial performance measure with reward for the quality of patient care and retention measures.

Taking the achievement of each of the performance measures into account, the Compensation Committee certified the Company’s achievement of the performance targets on February 22, 2017, and the Compensation Committee approved paying out cash bonuses at the “target” bonus opportunity to the Named Executive Officers as follows:

Named Executive Officer	Bonus ($)
Paul B. Kusserow	$218,750
Ronald A. LaBorde	$112,500
Daniel P. McCoy	$112,500
Lawrence R. Pernosky	$93,750
Stephen E. Seim	$62,500

Other than with respect to Mr. McCoy, such bonus payments, less applicable taxes, withholdings and deductions, were payable in connection with the Company’s next regularly-scheduled payroll period in accordance with the Company’s normal payroll practices. Mr. McCoy’s bonus payment is payable over a 52-week period.

2016 Long-Term Incentives (Equity-Based Compensation)

Long-term incentives, in the form of equity-based compensation, are used to balance the short-term focus of our annual cash incentive compensation program with performance incentives over multi-year periods. The Compensation Committee believes that providing long-term incentive opportunities supports our compensation philosophy by aligning the interests of our Named Executive Officers, and other long-term incentive compensation plan participants, with those of our stockholders.

Currently, all equity-based compensation is granted in accordance with the terms of our 2008 Omnibus Incentive Compensation Plan, which is a comprehensive incentive compensation plan that provides for various equity-based awards and also provides for limited cash awards.

We believe that grants of equity-based compensation:

•	Motivate participants to focus on the creation of stockholder value in both the short- and long-term;

•	Reinforce the link between the creation of stockholder value and compensation;

•	Enable us to provide competitive levels of total compensation; and

•	Aid in the retention of Named Executive Officers and other long-term incentive plan participants.

It has been our Company’s historical practice to tie a portion of the vesting requirements associated with the equity grants under our annual long-term incentive plans to identified multi-year performance targets set during the first quarter of the subject fiscal year. Other than a grant to Mr. Seim, the Committee did not make grants to any other of our Named Executive Officers.

Pay for Performance—Front-Loaded Equity Awards. The Compensation Committee’s compensation strategy resulted in large up-front grants of performance-based full value shares and options. The performance measure for a portion of the performance-based restricted stock, restricted stock units and options are established by the Compensation Committee over the four years following grant. Each tranche vests subject to achievement of performance goals for the annual performance period and, other than Mr. Kusserow’s awards, satisfaction of additional time-based vesting conditions.The Compensation Committee believes this strategy will incentivize the Named Executive Officers to increase stockholder value over the performance period of the restricted stock and restricted stock units and life of the performance options by:

•

Increasing Stockholder Return—the Named Executive Officers’ options were granted with fair market value exercise prices. Therefore, they will not realize any value from their stock options unless the market value of our common stock appreciates.

•

Achieving specified financial and operational goals—50% of the 2015 equity awards to the Named Executive Officers and the 2016 equity awards to Mr. Seim (based on the number of shares underlying such awards) relate to performance-based compensation in the form of stock options and performance-based restricted stock and restricted stock units.

On July 20, 2016, in order to align his equity compensation with that of other key members of leadership, Mr. Seim was granted (i) 2,854 time-based stock options, (ii) 1,482 time-based restricted stock units and (iii) 4,447 performance-based restricted stock units. The exercise price of the stock options was set based on the closing price of the Company’s common stock on the date of grant ($52.61), and the options have a ten-year term. The stock options will vest in equal, 25% installments on each of July 20, 2017, July 20, 2018, July 20, 2019 and July 20, 2020, assuming Mr. Seim remains employed by the Company on each such date. The performance-based restricted stock units were subject to certification by the Compensation Committee of the achievement of identified performance goals for fiscal year 2016 and are subject to additional time-based vesting conditions and will vest in equal, 25% installments on each of July 20, 2017, July 20, 2018, July 20, 2019 and July 20, 2020, assuming Mr. Seim remains continuously employed by the Company on each such date. The time-based restricted stock units will vest in approximately 25% installments on each of July 20, 2017, July 20, 2018, July 20, 2019 and July 20, 2020, assuming Mr. Seim remains employed by the Company on each such date.

Performance Measure Established for Prior Year Grants. For the tranche of performance vesting, equity grants made in previous years will vest based on 2016 performance. For these grants, the Committee set the performance target at adjusted EBITDA of $122.5 million, and the Company communicated such performance target to the executive officers in March 2016. The Committee did not set a threshold or maximum. If target is not achieved, the grant will not vest. If the target is exceeded, only the target number of shares are earned. Actual performance of $123.3 (as adjusted for HCHB disruption) exceeded target and grants dependent on 2016 performance were earned as follows:

Named Executive Officer	Shares Earned	Options Earned
Paul B. Kusserow	18,750	62,500
Ronald A. LaBorde	6,875	18.750
Daniel P. McCoy	4,688	18,750
Lawrence R. Pernosky	3,750	11,250
Stephen E. Seim	6,322	5,625

The above grants (other than with respect to Mr. Seim’s 2016 equity awards) were made in years prior to 2016. However, because the tables following this CD&A require them to be disclosed in the Summary Compensation Table (“SCT”) based on their grant date used for accounting purposes (which does not occur until the performance target is set by the Committee and communicated to the award recepient), the above grants are reported in the 2016 SCT.

In setting the performance target for the long-term incentive equity awards to our Named Executive Officers at adjusted EBITDA of $122.5 million, the Compensation Committee considered that adjusted EBITDA is also one of the performance measures for the annual incentive compensation (cash bonus) opportunity, but the Compensation Committee believed that it was an appropriate measure for both components of compensation because it is one of three separate measures for the annual incentive compensation (cash bonus) opportunity and because the Compensation Committee believes that adjusted EBITDA growth encourages our executive officers to focus on improving earnings and profitable growth and that this measure is aligned with our overall objective of creating long-term value for our stockholders.

Other Practices, Policies and Guidelines

Benefits

Our executive officers also participate in the retirement, health and welfare benefit programs generally available to our other employees, including paid vacation and paid Company holidays. In a few limited circumstances, the

Company provides other benefits to our executive officers, as detailed in the tables following this CD&A. We do not provide our executive officers any special benefits such as supplemental executive retirement plans or company vehicles.

Certain of our executive officers participate in our Employee Stock Purchase Plan (“ESPP”). Under the terms of the ESPP, eligible employees may elect to contribute on an after-tax basis between 1% and 15% of their annual pay through regular payroll deductions to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan on an annual basis pursuant to Internal Revenue Service restrictions. Shares are purchased at a 15% discount of the market value of our common stock at the close of business on the last day of each fiscal quarter.

Key Executive Severance Plan

The stated purpose of the Key Executive Severance Plan is to provide a fair framework in the event of a termination of employment in certain circumstances of certain Company key executives. As of December 31, 2016, to be eligible for benefits under the Key Executive Severance Plan, an executive (each, a “Covered Executive”) must (1) be employed by the Company (through the Company’s common payroll agent, Amedisys Holding, L.L.C.) with any of the following job titles: Chief Operating Officer, Chief Financial Officer, Vice Chairman, Chief Human Resources Officer, General Counsel, Chief Information Officer, Chief Strategy Officer, Chief Clinical Operations Officer, or the Chief Compliance Officer; (2) have been designated in writing by the Board or the Compensation Committee, as appropriate, as being covered by the Key Executive Severance Plan; and (3) have executed and delivered to the Company (and not have revoked or attempted to revoke) the Company’s Executive Protective Covenants Agreement (“EPCA” or other similarly named agreement).

If any Covered Executive is terminated by the Company without “Cause” or resigns with “Good Reason” in each case prior to a “Change in Control,” each as defined in the Key Executive Severance Plan, such Covered Executive shall be entitled to an amount equal to one (1) times the sum of (A) the Covered Executive’s base salary, as in effect on the date of employment termination (or in the event a reduction in base salary is a basis for a termination with Good Reason, then the base salary in effect immediately prior to such reduction) and (B) the greater of (x) an amount equal to the cash bonus earned by the Covered Executive for the previous fiscal year or (y) an amount equal to twenty-five percent of the Covered Executive’s base salary, as in effect on the date of employment termination (or, in the event a reduction in base salary is a basis for termination for Good Reason, then the base salary in effect immediately prior to such reduction), which amount shall be payable in substantially equal monthly installments in accordance with the Company’s normal payroll practices for a period of 12 months. Further, any unvested equity awards issued in the name of the Covered Executive as of the date of employment termination will vest in accordance with the terms contained in the applicable award agreement for such awards.

If any Covered Executive is terminated by the Company without “Cause” or resigns with “Good Reason” in each case following a “Change in Control,” such Covered Executive shall be entitled to an amount equal to two (2) times the sum of (A) the Covered Executive’s base salary, as in effect on the date of employment termination (or in the event a reduction in base salary is a basis for a termination with Good Reason, then the base salary in effect immediately prior to such reduction) and (B) the greater of (x) an amount equal to the cash bonus earned by the Covered Executive for the previous fiscal year or (y) an amount equal to twenty-five (25) percent of the Covered Executive’s base salary, as in effect on the date of employment termination (or, in the event a reduction in base salary is a basis for termination for Good Reason, then the base salary in effect immediately prior to such reduction), which amount shall be payable in substantially equal monthly installments in accordance with the Company’s normal payroll practices for a period of 12 months. Further, any unvested equity awards issued in the name of the Covered Executive as of the date of employment termination will vest in accordance with the provisions of the Omnibus Plan or any successor thereto.

Stock Ownership

Included in the Corporate Governance Guidelines adopted by our Board of Directors are stock ownership requirements applicable to our Chief Executive Officer. In an effort to more closely align our Chief Executive Officer’s interests with those of our stockholders, the Chief Executive Officer shall own Company shares with a fair market value equal to at least three times his base salary.

Mr. Kusserow will have five years from the date of his December 16, 2014 appointment as President and Chief Executive Officer to come into compliance with these ownership requirements.

Once the Chief Executive Officer accumulates shares with a value equal to the required multiple of base salary, he must retain the minimum number of shares originally accumulated to meet the threshold requirement on a going-forward basis. If the Company’s stock price subsequently declines after the stock ownership requirements are met, he will not be required to acquire additional shares.

Deductibility of Compensation

Internal Revenue Code Section 162(m) limits the amount of compensation paid to our executive officers that may be deducted by us for federal income tax purposes in any fiscal year to $1 million. “Performance-based” compensation that has been approved by our stockholders is not subject to the $1 million deduction limit. All of our equity-based incentive plans have been approved by our stockholders, and awards under those plans, other than certain time-based vesting shares and nonvested stock, constitute “performance-based” compensation that is not subject to the Code Section 162(m) deduction limit. While the Compensation Committee intends that all compensation be deductible, there may be instances where potentially non-deductible compensation is provided to reward our executive officers consistent with our compensation philosophy for each compensation element.

Recent Developments

Effective January 3, 2017, the Company appointed Gary Willis as the Chief Financial Officer of the Company. The Compensation Committee set Mr. Willis’s base salary at $475,000 based on negotiations with Mr. Willis during the hiring process, and the Consultant provided compensation benchmarking information to the Compensation Committee to review in approving Mr. Willis’s compensation package. In addition, on January 20, 2017, the Company granted Mr. Willis (i) 36,828 time-based stock options, (ii) 18,878 time-based restricted stock units and (iii) 37,756 performance-based restricted stock units. The exercise price of the stock options was set based on the closing price of the Company’s common stock on the date of grant ($46.35), and the options have a ten-year term. The stock options will vest in equal, 25% installments on each of January 20, 2018, January 20, 2019, January 20, 2020 and January 20, 2021 (subject to certain pro-rated vesting provisions as provided in the award agreement), assuming Mr. Willis remains employed by the Company on each such date. The time-based restricted stock units will vest in equal, 25% installments on each of January 20, 2018, January 20, 2019, January 20, 2020 and January 20, 2021 (subject to certain pro-rated vesting provisions as provided in the award agreement), assuming Mr. Willis remains employed by the Company on each such date. The performance-based restricted stock units will vest, if at all, based on the certification by the Compensation Committee of the achievement of performance targets for each of fiscal years 2017 through 2020 and satisfaction of additional time-based vesting conditions (subject to certain pro-rated vesting provisions as provided in the award agreement), assuming Mr. Willis is still employed by the Company on the vesting dates.

Effective January 3, 2017, the Company appointed Christopher Gerard as the Chief Operating Officer of the Company. The Compensation Committee set Mr. Gerard’s base salary at $450,000 based on negotiations with Mr. Gerard during the hiring process, and the Consultant provided compensation benchmarking information to the Compensation Committee to review in approving Mr. Gerard’s compensation package. In addition, on January 20, 2017, the Company granted Mr. Gerard (i) 31,567 time-based stock options, (ii) 16,181 time-based restricted stock units and (iii) 32,362 performance-based restricted stock units. The exercise price of the stock options was set based on the closing price of the Company’s common stock on the date of grant ($46.35), and the options have a ten-year term. The stock options will vest in equal, 25% installments on each of January 20, 2018, January 20, 2019, January 20, 2020 and January 20, 2021 (subject to certain pro-rated vesting provisions as provided in the award agreement), assuming Mr. Gerard remains employed by the Company on each such date. The time-based restricted stock units will vest in equal, 25% installments on each of January 20, 2018, January 20, 2019, January 20, 2020 and January 20, 2021 (subject to certain pro-rated vesting provisions as provided in the award agreement), assuming Mr. Gerard remains employed by the Company on each such date. The performance-based restricted stock units will vest, if at all, based on the certification by the Compensation Committee of the achievement of performance targets for each of fiscal years 2017 through 2020 and satisfaction of additional time-based vesting conditions (subject to certain pro-rated vesting provisions as provided in the award agreement), assuming Mr. Gerard is still employed by the Company on the vesting dates.

On April 19, 2017, the Compensation Committee approved a salary increase for Stephen E. Seim, our Chief Strategy Officer, to be effective as of April 15, 2017. With the increase, Mr. Seim’s annual base salary is $310,000.

On April 19, 2017, in connection with Mr. LaBorde’s retirement, the Compensation Committee approved the pro rata vesting of certain awards granted to Mr. LaBorde pursuant to our 2008 Omnibus Incentive Compensation Plan as follows:

•

1,563 Performance-Based Options (2015 Tranche) that were granted to Mr. LaBorde on December 17, 2015, which amount represents a proportion (based on days of service in 2017 prior to Mr. LaBorde’s retirement) of the total of Performance-Based Options (2015 Tranche) that would have otherwise vested in 2017 had Mr. LaBorde not retired, will vest on December 17, 2017.

•

2,083 Performance-Based Options (2016 Tranche) that were granted to Mr. LaBorde on December 17, 2015, which amount represents a proportion (based on days of service in 2017 prior to Mr. LaBorde’s retirement) of the total of Performance-Based Options (2016 Tranche) that would have otherwise vested in 2017 had Mr. LaBorde not retired, will vest on December 17, 2017.

•

6,250 Time-Based Options (2016 Tranche) that were granted to Mr. LaBorde on December 17, 2015, which amount represents a proportion (based on days of service in 2017 prior to Mr. LaBorde’s retirement) of the total of Time-Based Options (2016 Tranche) that would have otherwise vested in 2017 had Mr. LaBorde not retired, will vest on December 17, 2017.

•

574 Performance-Based RSUs (2015 Tranche) granted to Mr. LaBorde on December 17, 2015, which amount represents a proportion (based on days of service in 2017 prior to Mr. LaBorde’s retirement) of the total of Performance-Based RSUs (2015 Tranche) that would have otherwise vested in 2017 had Mr. LaBorde not retired, will vest on December 17, 2017.

•

764 Performance-Based RSUs (2016 Tranche) granted to Mr. LaBorde on December 17, 2015, which amount represents a proportion (based on days of service in 2017 prior to Mr. LaBorde’s retirement) of the total of Performance-Based RSUs (2016 Tranche) that would have otherwise vested in 2017 had Mr. LaBorde not retired, will vest on December 17, 2017.

•

2,292 Time-Based RSUs (2016 Tranche) granted to Mr. LaBorde on December 17, 2015, which amount represents a proportion (based on days of service in 2017 prior to Mr. LaBorde’s retirement) of the total of Time-Based RSUs (2016 Tranche) that would have otherwise vested in 2017 had Mr. LaBorde not retired, will vest on December 17, 2017.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of Amedisys, Inc. has reviewed and discussed the Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K, and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the Meeting and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

Members of the Compensation Committee:

Nathaniel M. Zilkha (Chairman)

Julie D. Klapstein

Jake L. Netterville

Donald A. Washburn

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of the directors listed as signatories to the above report. During 2016:

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on the Compensation Committee;

•	no member of the Compensation Committee was during the year or formerly an officer or employee of the Company or any of its subsidiaries;

•	no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on the Compensation Committee; and

•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

2016 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation for our Named Executive Officers for 2016, 2015 and 2014 (as applicable). For additional information on the compensation summarized below and other benefits, please refer to “Compensation Discussion and Analysis” (“CD&A”), above.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($)		Total ($)
Paul B. Kusserow	2016	$875,000	—	$820,500	$1,736,913	$218,750	$68,909	(3)	$3,720,072
President and Chief Executive Officer (PEO)	2015	$905,289	—	$502,125	$840,625	$218,750	$18,922		$2,485,711
	2014	—	—	$1,998,750	$6,662,500	—	—		$8,661,250

Ronald A. LaBorde	2016	$450,000	—	$300,850	$434,931	$112,500	$26,179	(4)	$1,324,460
Vice Chairman and Chief Financial Officer (PFO) (4/6/15 through 1/2/17)	2015	$521,154	—	$1,422,438	$2,053,125	$123,438	$23,641		$4,143,796
Vice Chairman (1/2/17 through 4/2/17)	2014	$597,308	—	$1,012,750	—	$625,000	$21,747		$2,256,805

Daniel P. McCoy	2016	$450,000	—	$205,147	$517,097	$112,500	$16,931	(5)	$1,189,175
Chief Operating Officer (4/6/15 through 1/3/17)	2015	$328,846	—	$780,485	$1,480,313	$84,375	$9,759		$2,683,778

Lawrence R. Pernosky	2016	$375,000	—	$164,100	$310,258	$93,750	$22,086	(6)	$965,194
Chief Human Resources Officer	2015	$258,173	—	$624,375	$888,188	$70,313	$7,817		$1,848,866

Stephen E. Seim	2016	$250,000	—	$393,975	$233,097	$62,500	$10,268	(7)	$949,840
Chief Strategy Officer

(1)

The values for stock and options in these columns reflect the aggregate grant date fair value of stock and option awards granted during the fiscal years ended December 31, 2016, 2015 and 2014 pursuant to our 2008 Omnibus Incentive Compensation Plan. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award based on the probable outcome of the award conditions. Assumptions used in the calculation of this amount are included in Note 9 to our audited financial statements for the year ended December 31, 2016, which were included in our Annual Report on Form 10-K filed with the SEC on March 1, 2017. Additional information regarding these awards appears under the heading “2016 Equity-Based Incentive Compensation” in the CD&A.

(2)

The amounts in this column reflect the amount earned under the annual performance-based non-equity incentive compensation plan for the applicable year. The amounts in this column for fiscal year 2016 were paid on March 14, 2017 other than with respect to Mr. McCoy, whose bonus payment is payable over a 52-week period. Additional information regarding these payments appears under the heading “2016 Annual Incentive Compensation (Cash Bonus) Opportunities” in the CD&A.

(3)

This amount consists of $5,963 for employer-paid contributions to Mr. Kusserow pursuant to our 401(k) Benefit Plan, $34,453 paid by us for Mr. Kusserow’s relocation to the Nashville, Tennessee Metropolitan area (including a gross up for tax purposes) and $28,493 in costs attributable to life insurance premiums and long-term disability premiums paid by us on Mr. Kusserow’s behalf where we are not the beneficiary.

(4)

This amount consists of $5,963 for employer-paid contributions to Mr. LaBorde pursuant to our 401(k) Benefit Plan and $20,216 in costs attributable to life insurance premiums and long-term disability premiums paid by us on Mr. LaBorde’s behalf where we are not the beneficiary.

(5)

This amount consists of $5,963 for employer-paid contributions to Mr. McCoy pursuant to our 401(k) Benefit Plan and $10,968 in costs attributable to life insurance premiums paid by us on Mr. McCoy’s behalf where we are not the beneficiary.

(6)

This amount consists of $5,141 for employer-paid contributions to Mr. Pernosky pursuant to our 401(k) Benefit Plan and $16,945 in costs attributable to life insurance premiums and long-term disability premiums paid by us on Mr. Pernosky’s behalf where we are not the beneficiary.

(7)

This amount consists of $5,963 for employer-paid contributions to Mr. Seim pursuant to our 401(k) Benefit Plan, $12 related to a taxable gift and $4,293 in costs attributable to life insurance premiums and long-term disability premiums paid by us on Mr. Seim’s behalf where we are not the beneficiary.

2016 GRANTS OF PLAN-BASED AWARDS

The table below summarizes all grants of plan-based awards during the year ended December 31, 2016 to our Named Executive Officers. For additional information regarding the plan-based award grants summarized below, please refer to CD&A above.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value ($) (11)
Name		Target ($)
Paul B. Kusserow
Performance-Based Nonqualified Stock Options(2)	3/24/2016	—	62,500	$1,736,913
Performance-Based Restricted Stock Units(1)(5)	3/24/2016	—	18,750	$820,500
2016 Short Term (Cash Bonus) Incentive Plan		$218,750	—	—

Ronald A. LaBorde
Performance-Based Nonqualified Stock Options(3)	3/24/2016	—	18,750	$434,931
Performance-Based Restricted Stock Units(1)(6)	3/24/2016	—	6,875	$300,850
2016 Short Term (Cash Bonus) Incentive Plan		$112,500	—	—

Daniel P. McCoy
Performance-Based Nonqualified Stock Options(4)	3/24/2016	—	18,750	$517,097
Performance-Based Restricted Stock Units(1)(7)	3/24/2016	—	4,688	$205,147
2016 Short Term (Cash Bonus) Incentive Plan		$112,500	—	—

Lawrence R. Pernosky
Performance-Based Nonqualified Stock Options(4)	3/24/2016	—	11,250	$310,258
Performance-Based Restricted Stock Units(1)(7)	3/24/2016	—	3,750	$164,100
2016 Short Term (Cash Bonus) Incentive Plan		$93,750	—	—

Stephen E. Seim
Performance-Based Nonqualified Stock Options(4)	3/24/2016	—	5,625	$155,129
Performance-Based Restricted Stock Units(1)(7)	3/24/2016	—	1,875	$82,050
Time-Based Nonqualified Stock Options(8)	7/20/2016	—	2,854	$77,968
Time-Vesting Restricted Stock Units(1)(9)	7/20/2016	—	1,482	$77,968
Performance-Based Restricted Stock Units(1)(10)	7/20/2016	—	4,447	$233,957
2016 Short Term (Cash Bonus) Incentive Plan		$62,500	—	—

(1)

Dividends paid with respect to restricted stock paid in (a) cash or (b) property other than the Company’s common stock or rights to acquire Company common stock shall be paid to the restricted stock award recipient in a similar manner as to other holders of our common stock. Dividends paid in (y) Company common stock or (z) rights to acquire Company common stock shall be added to and become a part of the original restricted stock award, subject to any additional performance-based or time-based vesting conditions stated therein.

(2)

The amounts shown in this row reflect the number of performance-based non-qualified stock options granted to Mr. Kusserow on March 31, 2015, subject to achievement of the 2016 performance metric, which performance metric was established by the Compensation Committee on March 24, 2016 and certified as achieved on February 22, 2017.

(3)

The amounts shown in this row reflect the number of performance-based non-qualified stock options granted to Mr. LaBorde on December 17, 2015, subject to achievement of the 2016 performance metric, which performance metric was established by the Compensation Committee on March 24, 2016 and certified as achieved on February 22, 2017. The options vest ratably in one-third increments on

December 17, 2017, December 17, 2018, and December 17, 2019 provided that the awardee is continuously employed by the Company through each such date.
(4)

The amounts shown in this row reflect the number of performance-based non-qualified stock options granted to Messrs. McCoy, Pernosky, and Seim on May 1, 2015, subject to achievement of the 2016 performance metric, which performance metric was established by the Compensation Committee on March 24, 2016 and certified as achieved on February 22, 2017. The options vest ratably in one-third increments on May 1, 2017, May 1, 2018, and May 1, 2019 provided that the awardee is continuously employed by the Company through each such date.

(5)

The amounts shown in this row reflect the number of shares of performance-based restricted stock units granted to Mr. Kusserow on March 31, 2015, subject to achievement of the 2016 performance metric, which performance metric was established by the Compensation Committee on March 24, 2016 and certified as achieved on February 22, 2017.

(6)

The amounts shown in this row reflect the number of shares of performance-based restricted stock units granted to Mr. LaBorde on December 17, 2015, subject to achievement of the 2016 performance metric, which performance metric was established by the Compensation Committee on March 24, 2016 and certified as achieved on February 22, 2017. The shares vest ratably in one-third increments on December 17, 2017, December 17, 2018, and December 17, 2019, provided that the awardee is continuously employed by the Company through each such date.

(7)

The amounts shown in this row reflect the number of shares of performance-based restricted stock units granted to Messrs. McCoy, Pernosky, and Seim on June 4, 2015, subject to achievement of the 2016 performance metric, which performance metric was established by the Compensation Committee on March 24, 2016 and certified as achieved on February 22, 2017. The shares vest ratably in one-third increments on June 4, 2017, June 4, 2018, and June 4, 2019, provided that the awardee is continuously employed by the Company through each such date.

(8)

The amounts shown in this row reflect the number of time-based non-qualified stock options originally granted to Mr. Seim on July 20, 2016. The options vest ratably in one-fourth increments on July 20, 2017, July 20, 2018, July 20, 2019, and July 20, 2020, provided that the awardee is continuously employed by the Company through each such date.

(9)

The amounts shown in this row reflect the number of time-vesting only restricted stock units granted to Mr. Seim on July 20, 2016. The shares vest ratably in one-fourth increments on July 20, 2017, July 20, 2018, July 20, 2019, and July 20, 2020, provided that the awardee is continuously employed by the Company through each such date.

(10)

The amounts shown in this row reflect the number of shares of performance-based restricted stock units granted to Mr. Seim on July 20, 2016, subject to achievement of the 2016 performance metric, which the Compensation Committee certified as achieved on February 22, 2017. The shares vest ratably in one-fourth increments on July 20, 2017, July 20, 2018, July 20 2019, and July 20, 2020, provided that the awardee is continuously employed by the Company through each such date.

(11)

The amounts shown in this column reflect the “grant date fair value” of the nonvested stock awards and performance-based restricted stock units granted to each of our Named Executive Officers during the fiscal year 2016. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award based on the probable outcome of the award conditions. Assumptions used in the calculation of this amount are included in Note 9 to our audited financial statements for the year ended December 31, 2016, as included in our Annual Report on Form 10-K filed with the SEC on March 1, 2017. There can be no assurance that the grant date fair value of the nonvested stock awards or the restricted stock units will ever be realized.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR END

The table below summarizes all outstanding equity awards at December 31, 2016 for our Named Executive Officers.

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($) (2) (3)
Name	Exercisable	Unexercisable
Paul B. Kusserow	125,000	125,000	$26.65	12/16/2024	56,250	$2,397,938
	62,500	—	$26.78	3/31/2025
	—	62,500	$26.78	3/31/2025
Ronald A. LaBorde	18,750	56,250	$41.38	12/17/2025	42,738	$1,821,921
	4,687	14,063	$41.38	12/17/2025
	—	18,750	$41.38	12/17/2025
Daniel P. McCoy	18,750	56,250	$27.35	5/1/2025	22,266	$949,200
	4,688	14,062	$27.35	5/1/2025
	—	18,750	$27.35	5/1/2025
Lawrence R. Pernosky	11,250	33,750	$27.35	5/1/2025	17,812	$759,326
	2,813	8,437	$27.35	5/1/2025
	—	11,250	$27.35	5/1/2025
Stephen E. Seim	—	22,500	$27.35	5/1/2025	16,554	$705,697
	1,875	3,750	$27.35	5/1/2025
	—	5,625	$27.35	5/1/2025
	—	2,854	$52.61	7/20/2026

(1)	The contractual term of each grant of stock option awards is a ten-year period.
(2)	Market value is based on the closing price on December 30, 2016 of $42.63.
(3)

The amounts in this column include the target number of performance-based restricted stock units (PRSUs) that were granted in 2016 to each Named Executive Officer with vesting conditions linked to the Company’s 2016 adjusted EBITDA as adjusted for HCHB disruption. Please refer to the description of the PRSUs under the heading “2016 Equity-Based Incentive Compensation” in the CD&A, above, for additional information regarding the vesting conditions.

VESTING SCHEDULE—OUTSTANDING EQUITY AWARDS

This table below summarizes the vesting schedule for all outstanding unvested equity awards held by our Named Executive Officers as of December 31, 2016.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Vesting Schedule of Unexercised Options	Option Exercise Price ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Schedule of Number of Shares or Units of Stock That Have Not Vested
Paul B. Kusserow	125,000	50% on each of 12/16/2017 and 2018	$26.65	37,500	50% on each of 12/16/2017 and 2018
	62,500	100% upon certification by the Board of Directors of the achievement of the 2016 performance metric	$26.78	18,750	100% upon certification by the Board of Directors of the achievement of the 2016 performance metric
Ronald A. LaBorde	56,250	33% on each of 12/17/2017, 2018 and 2019	$41.38	10,081	100% on 4/1/2017
	14,063	33% on each of 12/17/2017, 2018 and 2019	$41.38	20,625	33% on each of 12/17/2017, 2018, and 2019
	18,750	33% on each of 12/17/2017, 2018 and 2019	$41.38	5,157	33% on each of 12/17/2017, 2018, and 2019
				6,875	33% on each of 12/17/2017, 2018, and 2019
Daniel P. McCoy	56,250	33% on each of 5/1/2017, 2018, and 2019	$27.35	14,062	33% on each of 6/4/2017, 2018, and 2019
	14,062	33% on each of 5/1/2017, 2018, and 2019	$27.35	3,516	33% on each of 6/4/2017, 2018, and 2019
	18,750	33% on each of 5/1/2017, 2018, and 2019	$27.35	4,688	33% on each of 6/4/2017, 2018, and 2019
Lawrence R. Pernosky	33,750	33% on each of 5/1/2017, 2018, and 2019	$27.35	11,250	33% on each of 6/4/2017, 2018, and 2019
	8,437	33% on each of 5/1/2017, 2018, and 2019	$27.35	2,812	33% on each of 6/4/2017, 2018, and 2019
	11,250	33% on each of 5/1/2017, 2018, and 2019	$27.35	3,750	33% on each of 6/4/2017, 2018, and 2019
Stephen E. Seim	22,500	33% on each of 5/1/2019, 2020, and 2021	$27.35	7,500	33% on each of 6/4/2019, 2020, and 2021
	3,750	50% on each of 5/1/2017 and 2018	$27.35	1,482	25% on each of 7/20/2017, 2018, 2019, and 2020
	5,625	33% on each of 5/1/2017, 2018, and 2019	$27.35	1,250	50% on each of 6/4/2017 and 2018
	2,854	25% on each of 7/20/2017, 2018, 2019, and 2020	$52.61	1,875	33% on each of 6/4/2017, 2018, and 2019
				4,447	25% on each of 7/20/2017, 2018, 2019, and 2020

2016 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the vesting during the year ended December 31, 2016 of nonvested stock held by our Named Executive Officers. None of our Named Executive Officers exercised stock options during the year ended December 31, 2016.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Paul B. Kusserow	37,500	$1,709,813
Ronald A. LaBorde	62,013	$3,921,748
Daniel P. McCoy	5,860	$308,002
Lawrence R. Pernosky	4,688	$246,401
Stephen E. Seim	625	$32,850

(1)	Amount reflects the closing price of our common stock on the day of vesting multiplied by the number of shares acquired on vesting.

NAMED EXECUTIVE OFFICER EMPLOYMENT AGREEMENT PROVISIONS: POTENTIAL

PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following is a description of the termination and change-in-control payment provisions included in the employment agreement for Mr. Kusserow. Unless otherwise defined herein, all capitalized terms have the meanings ascribed to them in the employment agreement. The terms below describe certain, but not all, triggering events that may result in termination or change-in-control payments to Mr. Kusserow.

Certain Definitions

The following definitions appear in Mr. Kusserow’s employment agreement.

“Cause” is defined to include, among other things, willful gross neglect or misconduct, violation of our code of conduct, breach of the restrictive covenants of the employment agreement and misconduct in financial reporting.

“Good Reason” for voluntary resignation is defined as the occurrence of any of the following circumstances without the executive’s express written consent, unless the breach is corrected within thirty days from the date we are put on notice of the occurrence and such notice is delivered to us within ninety days of the occurrence: (i) a material reduction in the executive’s base salary (other than in connection with a proportionate reduction in the base salaries of all similarly-situated senior level executive employees), (ii) a material diminution of the executive’s authority, responsibilities or duties, (iii) any material breach of the executive’s employment agreement caused by us. In addition, if there is Good Reason to resign, the resignation must occur within 150 days of the existence of the condition, or (iv) not being elected to or re-elected to our Board of Directors.

“Change in Control” is defined as (i) any person or group (as defined in the Securities Exchange Act of 1934, as amended) becomes the beneficial owner, directly or indirectly, of our securities or the securities of any significant subsidiary, representing 50% or more of the combined voting power of our or such subsidiary’s then outstanding securities; (ii) as a result of a contested election or the designation by a person who has entered into an agreement with us to effect a transaction with us specified in items (i), (iii) or (iv) of this definition, individuals who at the beginning of any 12-month period constitute our Board of Directors, cease to constitute at least a majority of our Board of Directors; (iii) the consummation of a merger or consolidation of us or any significant subsidiary with any other entity, other than a merger or consolidation which would result in our voting securities or the voting securities of a significant subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or (iv) the consummation of a sale or disposition of all or substantially all of our consolidated assets (other than a sale or disposition immediately after which such assets will be owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our common stock immediately prior to such sale or disposition).

“COBRA” is the Consolidated Omnibus Budget Reconciliation Act of 1984.

Employment Agreement with Mr. Kusserow

Pursuant to his Employment Agreement dated December 11, 2014 (as referred to below, the “Agreement”), Mr. Kusserow has agreed to serve as our President and Chief Executive Officer effective December 16, 2014 (the “Effective Date”). The term of the Agreement runs until March 1, 2019, unless earlier terminated, and is not automatically renewable. Unless mutually extended by the parties in writing, the Agreement shall terminate upon the expiration of the term, at which point Mr. Kusserow’s employment shall continue on an “at will” basis unless such “at will” employment is terminated by us or Mr. Kusserow by notice in writing.

Under the terms of the Agreement, Mr. Kusserow, among other things, is entitled to:

(1)	An annual base salary of not less than $875,000, subject to annual review for increase (but not decrease) by the Compensation Committee;

(2)	Participate in our annual (cash bonus) incentive plan, with target and maximum award opportunities approved from year to year by the Compensation Committee (the amount of target annual incentive approved by the Compensation Committee for any given year shall not be less than 25% of Mr. Kusserow’s current base salary; however, entitlement to and payment of an annual incentive bonus is subject to the approval of the Compensation Committee);

(3)	Equity awards, as follows:

a.	On the Effective Date, the Compensation Committee approved the grant to Mr. Kusserow of (i) 75,000 time-based restricted shares of the Company’s common stock and (ii) time-based non-qualified stock options to purchase 250,000 shares of the Company’s common stock (collectively, the “2014 Equity Awards”). Both the time-based restricted shares and the time-based non-qualified stock options will vest in one-fourth increments on the first through fourth anniversaries of the grant date, provided that Mr. Kusserow remains employed by the Company on each such vesting date (subject to certain accelerated and pro-rated vesting provisions as provided in the Agreement). The exercise price of the stock options is $26.65, which was the closing price of the Company’s common stock on the date of grant, and the options have a ten-year term.

b.	On March 31, 2015, Mr. Kusserow was granted (i) 75,000 performance-based restricted shares of the Company’s common stock and (ii) performance-based non-qualified stock options to purchase 250,000 shares of the Company’s common stock (collectively, the “2015 Equity Awards”). Both the performance-based restricted shares and the performance-based stock options shall vest, if at all, based on the certification by the Compensation Committee of the achievement of identified performance goals for fiscal years 2015 through 2018, respectively (subject to certain accelerated and pro-rated vesting provisions as provided in the Agreement). The exercise price of the stock options is $26.78, which was the closing price of the Company’s common stock on the date of grant, and the options have a ten-year term.

c.	Unless Mr. Kusserow’s employment is terminated for Cause, he shall have until the earlier of (A) the expiration date of any option granted pursuant to the Agreement or (B) 90 days following termination of his employment in which to exercise any of such options that were vested as of the termination date. If his employment is terminated for Cause, there shall be no post-termination exercise period, and all vested and unvested options shall terminate immediately upon termination of employment.

d.	Upon a Change in Control, the 2014 Equity Awards and the 2015 Equity Awards shall vest immediately in full.

It is the intention of the parties that the 2014 Equity Awards and the 2015 Equity Awards shall be the sole equity awards granted to Mr. Kusserow during the term of the Agreement. In other words, there is no expectation that Mr. Kusserow will receive or be entitled to additional equity awards during the term of the Agreement.

(4)	Participate, consistent with his rank and position, in the Company’s other compensation (other than equity), pension, welfare and benefit plans and programs as are made available to the Company’s senior level executives or to its employees in general, including deferral, health, medical, dental, long-term disability, travel, accident and life insurance plans, subject to eligibility (provided, that there is no entitlement to any equity awards outside of the 2014 Equity Awards and the 2015 Equity Awards without the prior approval of the Compensation Committee); and

(5)	Reimbursement for relocation and travel expenses, as follows: (i) reasonable relocation expenses in an amount not to exceed $20,000, (ii) $10,000 per month for housing and travel expenses for the first eighteen months of the employment term and (iii) reimbursement of reasonable legal fees incurred by Mr. Kusserow in connection with negotiating the Agreement up to a maximum of $15,000.

In the event Mr. Kusserow’s employment is terminated due to his death or disability, Mr. Kusserow or his surviving spouse or estate (as the case may be) will be entitled to any benefits due or earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination; and (b) incentive awards earned in the prior year, but not yet paid. Additionally, all unvested equity awards held by Mr. Kusserow as of the date of death or disability shall vest immediately in full.

If Mr. Kusserow is terminated for Cause or if Mr. Kusserow voluntarily resigns without Good Reason, he will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following amounts (paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement): (a) unpaid base salary through the date of termination, and (b) incentive awards earned in the prior year, but not yet paid.

If Mr. Kusserow is terminated without Cause or resigns with Good Reason, in both cases prior to a Change in Control, Mr. Kusserow will be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination, paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	an amount equal to two (2) times the sum of (A) his base salary, at the annualized rate in effect on the date of termination (or in the event a reduction in base salary is a basis for termination with Good Reason, then the base salary in effect immediately prior to such reduction), and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $218,750, which amount will be paid in substantially equal monthly installments in accordance with the Company’s payroll practices for a period of 24 months beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement);

(3)	unpaid incentive awards earned in the prior year, paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement;

(4)

should he elect continuance of group health insurance coverage under COBRA and/or similar state or federal law or regulation, the Company will pay the full cost of such continued health insurance coverage for Mr. Kusserow and his eligible dependents until the first to occur of (x) his attainment of alternative employment if such employment includes health insurance benefits or (y) the expiration of a 24-month period beginning with the calendar month that immediately follows the earliest payment date (as described in the Agreement) (such period, the “Coverage Period”). Should Mr. Kusserow’s entitlement to health insurance continuation coverage under COBRA expire prior to the end of the Coverage Period, the Company will arrange to provide, at the Company’s expense, Mr. Kusserow and his eligible dependents with continued health insurance benefits substantially similar to those which he and his eligible dependents received under COBRA until the end of the Coverage Period; and

(5)	pro-rated vesting of a number of the non-qualified stock options and restricted shares that comprise the 2014 Equity Awards and the 2015 Equity Awards according to a formula as stated in the Agreement, provided that with respect to any shares of performance-based restricted stock for which there are performance periods that have not been completed, such pro-rated vesting shall occur only to the extent the Company achieves the performance measures for the not-yet completed performance periods.

In the event that Mr. Kusserow’s employment is terminated without Cause or he resigns with Good Reason within one year following a Change in Control (or he is terminated without Cause within 90 days prior to a Change in Control), Mr. Kusserow shall be entitled to any benefits earned in accordance with the applicable plans of the Company and the following:

(1)	unpaid base salary through the date of termination paid in accordance with Federal tax rules and regulations and within the deadlines described in the Agreement;

(2)	an amount equal to three times the sum of (A) his base salary, at the annualized rate in effect on the date of termination (or in the event a reduction in base salary is a basis for termination with Good Reason, then the base salary in effect immediately prior to such reduction), and (B) the greater of (x) an amount equal to his prior year cash bonus or (y) $218,750, which amount will be paid in a lump sum on the earliest payment date (as described in the Agreement);

(3)	unpaid incentive awards earned in the prior year, paid in accordance with federal tax rules and regulations and within the deadlines described in the Agreement; and

(4)	should he elect continuance of group health insurance coverage under COBRA and/or similar state or federal law or regulation, the Company will pay the full cost of such continued health insurance coverage for Mr. Kusserow and his eligible dependents until the end of the Coverage Period. Should Mr. Kusserow’s entitlement to health insurance continuation coverage under COBRA expire prior to the end of the Coverage Period, the Company will arrange to provide, at the Company’s expense, Mr. Kusserow and his eligible dependents with continued health insurance benefits substantially similar to those which he and his eligible dependents received under COBRA until the end of the Coverage Period.

Mr. Kusserow’s employment agreement provides that his 2014 Equity Awards and 2015 Equity Awards shall vest immediately in full upon a change in control (“single trigger”). It should be noted that in the course of our arms-length negotiations with Mr. Kusserow with respect to his employment agreement, there were reported rumors and public speculation related to a possible strategic transaction involving our company. The Compensation Committee, therefore, was tasked with designing a compensation package for Mr. Kusserow that would not only ensure his recruitment, but also would align his interests with those of our stockholders by enabling him to consider strategic transactions that may be in the best interests of our stockholders without undue concern over whether the transaction would jeopardize his own employment or significantly disrupt the environment of his employment.

The Compensation Committee carefully weighed the cost of the “single-trigger” vesting acceleration provision and believes that the significant stock option component (approximately 77%) of Mr. Kusserow’s 2014 Equity Awards and 2015 Equity Awards strikes an appropriate balance between providing meaningful severance protection and avoiding a significant windfall upon an employment termination.

Our company does not intend to issue equity awards with a “single-trigger” vesting features in the future. We adopted an amendment to our 2008 Omnibus Incentive Compensation Plan eliminating “single-trigger” vesting provisions for equity awards granted after April 23, 2015.

Mr. Kusserow is subject to certain restrictive covenants, including (i) prohibitions against competition for 24 months following his termination prior to the expiration of the employment term and (ii) prohibitions against soliciting company employees and customers for 24 months following his termination. He is also subject to a standstill provision, which prevents him from acquiring any Company securities or seeking to effect a Change in Control the Company (or assisting or working with others to effect a Change in Control of the Company) for a period of 24 months following his termination.

The employment agreement for Mr. Kusserow contains provisions entitling him to receive severance benefits for certain qualifying terminations, as described under “Potential Payments upon Termination or Change in Control,” below. These triggers for severance payments were selected in order to permit Mr. Kusserow to focus on the interests of our Company and our stockholders without undue concern for his personal job security.

In return for severance benefits, Mr. Kusserow is bound by certain non-compete, non-solicitation, confidentiality and non-disclosure covenants, as discussed above. If there is a breach of these covenants, we have the right to immediately terminate all payments and benefits due to Mr. Kusserow under his agreement, subject to certain exceptions set forth in his agreement.

Both Mr. Kusserow and the Company are subject to arbitration for resolution of disputes arising out of the Agreement, which is governed by Louisiana law.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table shows the potential payments to our Named Executive Officers employed as of December 31, 2016, upon: (i) a Change in Control (as such term is defined in Mr. Kusserow’s employment agreement or the Key Executive Severance Plan, as applicable) of the Company without termination, (ii) a termination without Cause (as such term is defined in Mr. Kusserow’s employment agreement or the Key Executive Severance Plan, as applicable) or a resignation with Good Reason (as such term is defined in Mr. Kusserow’s employment agreement or the Key Executive Severance Plan, as applicable) prior to a Change in Control, (iii) a termination without Cause or a resignation with Good Reason following a Change in Control, (iv) Retirement, (v) death or (vi) Disability (as such term is defined in Mr. Kusserow’s employment agreement and the 2008 Omnibus Incentive Compensation Plan). In preparing the table, we assumed the Change in Control event, employment termination event or resignation occurred on December 31, 2016 and that the ability to receive post-termination or Change in Control payments was governed by Mr. Kusserow’s employment agreement in effect as of that date, or the Key Executive Severance Plan, as applicable. See “Named Executive Officer Employment Agreement Provisions: Potential Payments upon Termination or Change in Control,” above, for additional information. The closing price per share of our common stock on December 30, 2016 (the last business day of the year) was $42.63.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive	Benefits ($)	Change in Control without Termination of Employment on 12/31/2016 ($)	Termination without Cause or Resignation with Good Reason as of 12/31/2016 (no Change in Control) ($)	Termination without Cause or Resignation with Good Reason on 12/31/2016 following a Change in Control ($)	Permitted Retirement on 12/31/2016 ($)	Disability on 12/31/2016 ($)	Death on 12/31/2016 ($)
Paul B. Kusserow
	Base Severance Payment	$—	$2,187,500	$3,281,250	$—	$—	$—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	$17,318,438	$2,597,766	$17,318,438	—	$17,318,438	$17,318,438
	Other	—	—	—	—	—	—

	Total	$17,318,438	$4,785,266	$20,599,688	—	$17,318,438	$17,318,438

Ronald A. LaBorde(1)
	Base Severance Payment	—	$562,500	$1,125,000	—	—	—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	—	$568,343	$568,343	—	$4,526,283	$4,526,283
	Other	—	—	—	—	—	—

	Total	—	$1,130,843	$1,693,343	—	$4,526,283	$4,526,283
Daniel P. McCoy(2)
	Base Severance Payment	—	$562,500	—	—	—	—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	—	$1,079,946	—	—	—	—
	Other	—	—	—	—	—	—

	Total	—	$1,642,446	—	—	—	—

Executive	Benefits ($)	Change in Control without Termination of Employment on 12/31/2016 ($)	Termination without Cause or Resignation with Good Reason as of 12/31/2016 (no Change in Control) ($)	Termination without Cause or Resignation with Good Reason on 12/31/2016 following a Change in Control ($)	Permitted Retirement on 12/31/2016 ($)	Disability on 12/31/2016 ($)	Death on 12/31/2016 ($)
Lawrence R. Pernosky
	Base Severance Payment	—	$468,750	$937,500	—	—	—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	—	$686,386	$686,386	—	$2,397,895	$2,397,895
	Other	—	—	—	—	—	—

	Total	—	$1,155,136	$1,623,886	—	$2,397,895	$2,397,895
Stephen E. Seim
	Base Severance Payment	—	$312,500	$625,000	—	—	—
	Accelerated Vesting of Nonvested Stock, Options to purchase shares of Company common stock or Restricted Stock Units	—	$350,845	$350,845	—	$1,676,894	$1,676,894
	Other	—	—	—	—	—	—

	Total	—	$663,345	$975,845	—	$1,676,894	$1,676,894

(1)

Mr. LaBorde served as Chief Financial Officer and Vice-Chairman until January 3, 2017 and as Vice-Chairman until April 2, 2017, when he retired from the Company. In accordance with Item 402 of Regulation S-K and related SEC guidance, the amounts in this table for Mr. LaBorde assume a Change in Control event, employment termination event or resignation occurred on December 31, 2016 and that the ability to receive post-termination or Change in Control payments was governed by the Key Executive Severance Plan. Mr. LaBorde did not receive such payments upon his retirement from the Company.

(2)	Mr. McCoy ceased serving as Chief Operating Officer effective January 3, 2017. The amounts in this table for Mr. McCoy represent amounts actually paid to him as a result of his termination.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Prior to December 2016

At the Compensation Committee’s November 2016 meeting, the Compensation Committee adopted certain changes to non-employee director compensation. See “Changes to Non-Employee Director Compensation” below. Prior to these changes, during 2016, all non-employee directors received a monthly retainer of $5,500 and per diem attendance fees of $2,000 per each Board of Directors meeting and each committee meeting attended in person and $1,000 per diem attendance fees for each Board of Directors meeting and each committee meeting attended via teleconference. In other words, if the full Board of Directors and the Compensation Committee each held an in-person meeting on the same day, an attendee of both meetings would receive one $2,000 fee covering both meetings. Donald A. Washburn served as our Non-Executive Chairman during 2016 and received a $50,000 annual retainer payable to our Non-Executive Chairman.

During 2016, in addition to the other fees mentioned, (i) the Chairman of the Audit Committee received an annual retainer of $20,000, paid monthly, (ii) the Chairman of the Compensation Committee received an annual retainer of $15,000, paid monthly, (iii) the Chairman of the Nominating and Corporate Governance Committee received an annual retainer of $10,000, paid monthly, (iv) the Chairman of the Quality of Care Committee received an annual retainer of $10,000, paid monthly, and (v) the Chair of the Compliance and Ethics Committee received an annual retainer of $10,000, paid monthly. In addition, on June 30, 2016, each non-employee director received an equity grant of nonvested common stock valued at $125,000. The number of shares granted (2,477) was determined by dividing the total grant value by the closing price of the Company’s common stock on the date of grant ($50.48) and rounding up to the next whole share. On May 1, 2016, in connection with their appointments to the Board of Directors, each of Mr. Lechleiter, Ms. Klapstein and Dr. Rideout received an equity grant of 462 shares of nonvested common stock, which vested 100% on June 2, 2016. All directors are entitled to reimbursement for reasonable travel and lodging expenses incurred in attending meetings. Director compensation is approved on an annual basis by independent (non-employee) members of our Board of Directors.

Changes to Non-Employee Director Compensation

In 2016, the Compensation Committee engaged the Consultant to review and analyze non-employee director compensation. The Consultant presented its report and analysis to the Compensation Committee and compared the Company’s non-employee director compensation program with the Company’s peer group used for executive officer compensation decisions (see “Overview of our Executive Compensation Program—Review of Peer Group, Industry and Survey Data” above) and survey data from the 2015-2016 National Association of Corporate Directors Director Compensation Study (the “NACD Director Compensation Study”).    When determining director compensation changes in 2016, the Compensation Committee considered the recommendations of the Consultant and a number of other factors, including peer group and survey data. The Compensation Committee noted that total compensation for Board of Directors and committee service at the Company was below the 50th percentile of a comparator group consisting of healthcare companies from the NACD Director Compensation Study. Consequently, the Compensation Committee adopted the following policies and practices regarding non-employee director compensation:

•	Effective December 2016, the monthly retainer of $5,500 for each non-employee director was increased to $6,250 per month;

•	Effective December 2016, the annual retainer payable to our Non-Executive Chairman was increased from $50,000 to $100,000; and

•	The value of the annual equity grant of nonvested common stock was increased from $125,000 to $150,000, effective with the equity grants to be awarded in 2017.

The following table shows the value of all cash and equity-based compensation paid to the members of our Board of Directors during the year ended December 31, 2016.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	All Other Compensation ($)	Total ($)
Linda J. Hall	$119,750	$125,039	—	$244,789
Julie D. Klapstein	$82,250	$148,827	—	$231,077
Richard A. Lechleiter	$79,250	$148,827	—	$228,077
Jake L. Netterville	$132,750	$125,039	—	$257,789
Bruce D. Perkins	$118,750	$125,039	—	$243,789
Jeffrey A. Rideout, MD	$78,250	$148,827	—	$227,077
Donald A. Washburn	$176,918	$125,039	—	$301,957
Nathaniel M. Zilkha	$122,750	$125,039	—	$247,789

(1)

Paul B. Kusserow, our Chief Executive Officer and Chairman of our Board of Directors and Ronald A. LaBorde, our Vice Chairman and Chief Financial Officer and member of our Board of Directors in 2016, are not included in the table above as they were employees of the Company during 2016 and, therefore did not receive any additional compensation for the services that they provided as directors. The compensation that Messrs. Kusserow and LaBorde received are included in the Summary Compensation Table.

(2)

The amounts shown in this column reflect the grant date fair value of nonvested stock awards granted to each of our directors. Generally, the grant date fair value is the amount that we would expense in our financial statements over the vesting period of the award. Assumptions used in the calculation of this amount are included in Note 9 to our audited financial statements for the year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the SEC on March 1, 2017. As of December 31, 2016, each director listed above had 2,477 outstanding shares of nonvested stock, 100% of which will vest on June 30, 2017. As of December 31, 2016, there were no fully vested outstanding stock options held by our non-employee directors.

Stock Ownership

Included in the Corporate Governance Guidelines adopted by our Board of Directors are stock ownership requirements applicable to our independent directors. In an effort to more closely align their interests with those of our stockholders, each non-employee (independent) director shall own Company shares with a fair market value equal to at least three times their base annual cash retainer.

Each non-employee director shall have five years from the date that they are elected or appointed (as applicable) to the position (or five years from the initial April 2009 effective date of the Corporate Governance Guidelines, whichever date is later) to come into compliance with these ownership requirements.

Once a person subject to the stock ownership requirements accumulates shares with a value equal to the annual retainer, he or she must retain the minimum number of shares originally accumulated to meet the threshold requirement on a going-forward basis. If the Company’s stock price subsequently declines after the stock ownership requirements are met, he or she will not be required to acquire additional shares. Each of our non-employee directors who were Board members on the date of adoption of our Corporate Governance Guidelines is currently in compliance with the ownership requirements.

CERTAIN TRANSACTIONS

Under our Code of Ethical Business Conduct, no director, officer or employee may have any business, financial, civic or professional interest outside the Company that in any way conflicts with that director’s, officer’s or employee’s ability to perform his or her duties at Amedisys with undivided loyalty, unless there is a review by our legal department and the express consent of our Chief Executive Officer, or, in the case of directors, review by and consent of a majority of the disinterested directors. In addition, in accordance with NASDAQ Marketplace Rule 5630, which functions as our related party transaction policy, our Board of Directors reviews all “related party transactions” for potential conflict of interest situations on an ongoing basis based upon whether such transactions are in the best interests of our Company and our stockholders. For purposes of this review, a “related party transaction” is any transaction required to be disclosed pursuant to Item 404 of SEC Regulation S-K. All related party transactions must be approved by a majority of our independent directors (any independent director who is a party to a proposed related party transaction must recuse himself from the vote). Our independent directors’ approval of any related party transaction is reflected in the minutes of the meeting of our Board of Directors during which such approval was granted.

On November 20, 2015, we engaged KKR Capstone Consulting, LLC (“KKR Capstone”), a consulting company of operational professionals that works exclusively with portfolio companies of Kohlberg Kravis Roberts & Co. (“KKR”). Nathaniel M. Zilkha, a member of our Board of Directors, is a member of KKR Management LLC, which is an affiliate of KKR Asset Management LLC (“KAM”), a significant stockholder of our Company, and an affiliate of KKR. KKR Capstone will receive a fee in connection with providing consulting services to the Company in the ordinary course of business. Mr. Zilkha will not receive any direct compensation or direct financial benefit from the engagement of KKR Capstone. During 2016, we incurred costs of approximately $1.6 million related to this engagement. KKR Capstone is not a subsidiary or affiliate of KKR. KKR Capstone operates under several consulting agreements with KKR and uses the “KKR” name under license from KKR.

Other than the transactions disclosed above, no transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K have occurred since January 1, 2016.

OTHER MATTERS

Stockholder Nominations of Directors

Stockholders may nominate directors for election without consideration by the Nominating and Corporate Governance Committee of our Board of Directors by complying with the eligibility, advance notice and other provisions of our Bylaws, a composite version of which was filed with the SEC as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and is also available on our website at http://www.amedisys.com.

Under our Bylaws, a stockholder is eligible to submit a stockholder nomination of directors at an annual meeting if the stockholder is (1) of record based on the record date for determining stockholders entitled to vote at the annual meeting and (2) of record on the date the stockholder gives notice of the nomination to our Corporate Secretary. The stockholder also must provide timely notice of the nomination in writing to our Corporate Secretary. In connection with the 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), to be timely under our Bylaws, our Corporate Secretary must receive advance notice of a nomination for election of a director at the 2018 Annual Meeting between close of business on February 8, 2018 and close of business on March 10, 2018, provided however, if and only if the 2018 Annual Meeting is not scheduled to be held between May 9, 2018 and August 7, 2018, such stockholder’s notice must be delivered to our Corporate Secretary no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by the Company. The advance notice of the nomination must contain certain information specified in our Bylaws, including information concerning the nominee and the stockholder proponent. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information.

Stockholder Proposals for Inclusion in Proxy Materials

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2018 Annual Meeting must submit their proposals so that they are received by our Corporate Secretary at the address listed below no later than the close of business on December 26, 2017. The proposal also will need to comply with SEC regulations regarding the inclusion of stockholder proposals in Company-sponsored material.

Stockholder Proposals of Other Business

Under our Bylaws, a stockholder is eligible to submit a stockholder proposal of business (other than nominations of directors or proposals properly brought pursuant to Rule 14a-8 of the Exchange Act, the procedures for which are described above) at an annual meeting if the stockholder is (1) of record based on the record date for determining stockholders entitled to vote at the annual meeting and (2) of record on the date the stockholder gives notice of the proposal to our Corporate Secretary. In addition, the proposal must be a proper matter for stockholder action under Delaware law and the stockholder must provide timely notice of the proposal in writing to our Corporate Secretary. To be timely under our Bylaws, our Corporate Secretary must receive advance notice of a proposal for business at the 2018 Annual Meeting between close of business on February 8, 2018 and close of business on March 10, 2018, provided however, if and only if the 2018 Annual Meeting is not scheduled to be held between May 9, 2018 and August 7, 2018, such stockholder’s notice must be delivered to our Corporate Secretary no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the meeting is first made by the Company. The advance notice of the proposal must contain certain information specified in our Bylaws, including information concerning the proposal and the stockholder proponent. Our composite Bylaws were filed with the SEC as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, and are also available on our website at http://www.amedisys.com. The foregoing description is only a summary of the advance notice requirements of our Bylaws; please refer to the full text of our Bylaws for additional information.

Contact Information

Stockholder proposals should be sent to:

Corporate Secretary

Amedisys, Inc.

3854 American Way, Suite A

Baton Rouge, Louisiana 70816

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same last name and address will receive only one copy of the Notice or annual proxy materials. If the household received a printed set of proxy materials by mail, each stockholder will receive his or her own proxy card by mail. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and continue to receive multiple copies of the Notice or proxy materials at the same address or if you are receiving multiple copies of the Notice or proxy materials at the same address and wish to receive a single copy, you may do so at any time prior to thirty days before the mailing of the Notice or proxy materials, which typically are mailed in April of each year, by notifying us in writing or by telephone at: Investor Relations, 3854 American Way, Suite A, Baton Rouge, Louisiana 70816, (225) 292-2031 or (800) 467-2662. You also may request additional copies of the Notice or proxy materials by notifying us in writing or by telephone at the same address or telephone numbers, and we undertake to deliver such materials promptly.

Interest of Certain Persons in Matters to be Acted Upon

Other than for any interest arising from (i) the ownership of our common stock or (ii) any nominee’s election to office, we are not aware of any substantial interest of any director, executive officer, nominee for election as a director or associate of any of the foregoing in any matter to be acted upon at the Meeting.

Other Matters to be Presented for Action at the Meeting

Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented at the Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matter.

BY ORDER OF THE BOARD OF DIRECTORS

Donald A. Washburn
Non-Executive Chairman of the Board of Directors

April 25, 2017

APPENDIX A

AMEDISYS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP MEASURES

(Amounts in thousands)

(Unaudited)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) adjusted for HCHB disruption:

	For the Years Ended December 31,
	2016	2015	2014
Net income (loss) attributable to Amedisys, Inc.	$37,261	$(3,021)	$12,776
Less:
Discontinued operations, net of tax	—	—	(216)

Net income (loss) from continuing operations attributable to Amedisys, Inc.	37,261	(3,021)	12,992
Add:
Income tax expense	23,935	2,004	7,671
Interest expense, net	5,089	10,712	8,123
Depreciation and amortization	19,678	20,036	28,307
Certain items(1)	24,559	85,447	17,673
Interest component of certain items(1)	(625)	(3,212)	(488)

Adjusted EBITDA(2)(5)	$109,897	$111,966	$74,278

Add:
HCHB Disruption	13,400	—	—

Adjusted EBITDA adjusted for HCHB disruption(3)(5)	$123,297	$111,966	$74,278

Adjusted Net Income Attributable to Amedisys, Inc. per Diluted Share:

	For the Years Ended December 31,
	2016	2015	2014
Net income (loss) attributable to Amedisys, Inc. common stockholders per diluted share	$1.10	$(0.09)	$0.39
Less:
Discontinued operations, net of tax	—	—	(0.01)

Net income (loss) from continuing operations attributable to Amedisys, Inc. common stockholders per diluted share	1.10	(0.09)	0.40
Add:
Certain items(1)	0.44	1.57	0.33

Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share(4)(5)	$1.55	$1.48	$0.73

(1)	The following details the certain items for the years ended December 31, 2016, 2015 and 2014:

A-1

	For the Year Ended December 31,
	2016	2015	2014
	(Income) Expense	(Income) Expense	(Income) Expense
Certain Items Impacting Net Service Revenue:
Reduction of cost report reserve	$(1,149)	$(1,059)	$—
Third party audit reserve	948	—	—
Certain Items Impacting Operating Expenses:
HCHB implementation	8,371	4,431	—
Acquisition costs	3,384	1,046	—
Legal fees—non-routine	1,992	745	(1,113)
Frontier litigation	2,979	—	—
OIG Self-Disclosure	—	4,674	1,450
Inventory and Data Security Reporting		2,121	—
Wage and Hour litigation	282	5,691	—
Relator fees	—	—	3,938
Asset impairment	4,432	77,268	3,107
Restructuring activity	7,645	2,735	9,954
Sales/use tax audit reserve	460	—	—
Loss on disposal of in-patient facility	—	—	515
Disaster relief	467	—	—
Certain Items Impacting Total Other Income (Expense):
Sales/use tax audit reserve	625	—	—
Debt refinance costs	—	3,212	488
Legal settlements	(2,328)	(7,453)	—
Miscellaneous, other (income) expense, net	(3,549)	(7,964)	(666)

Total	$24,559	$85,447	$17,673

Net of tax	$14,923	$51,898	$10,880

Diluted EPS	$0.44	$1.57	$0.33

(2)

Adjusted EBITDA is defined as net income (loss) attributable to Amedisys, Inc. before provision for income taxes, net interest expense and depreciation and amortization, excluding certain items as described in footnote 1.

(3)	Adjusted EBITDA adjusted for HCHB disruption is defined as Adjusted EBITDA as defined in footnote 2, excluding HCHB disruption.
(4)

Adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share is defined as diluted income (loss) per share calculated in accordance with GAAP excluding the earnings per share effect of certain items as described in footnote 1.

(5)

Adjusted EBITDA, Adjusted EBITDA adjusted for HCHB disruption and adjusted net income attributable to Amedisys, Inc. common stockholders per diluted share should not be considered as an alternative to, or more meaningful than, income before income taxes or other measure calculated in accordance with GAAP. These calculations may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate these non-GAAP financial measures in the same manner.

A-2

AMEDISYS, INC. 3854 AMERICAN WAY, SUITE A BATON ROUGE, LA 70816

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐
A F	Linda J. Hall, PhD B Julie D. Klapstein C Paul B. Kusserow D Richard A. Lechleiter E Jake L. Netterville Bruce D. Perkins G Jeffrey A. Rideout, MD H Donald A. Washburn I Nathaniel M. Zilkha
The Board of Directors recommends you vote FOR proposals 2 AND 3.							For	Against	Abstain
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2017.						☐	☐	☐
3	To approve, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers, as set forth in the Company’s 2017 Proxy Statement (“Say on Pay” Vote).						☐	☐	☐
The Board of Directors recommends you vote 1 YEAR on the following proposal.						1 year	2 years	3 years	Abstain
4	To approve, on an advisory (non-binding) basis, the frequency of future stockholder Say on Pay Votes.					☐	☐	☐	☐
NOTE: THIS PROXY WILL BE VOTED FOR THE CHOICES SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NAMED ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS, FOR THE PROPOSAL REGARDING AN ADVISORY VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY”), EVERY 1 YEAR IN CONNECTION WITH THE PROPOSAL REGARDING AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE SAY ON PAY VOTES, AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ALL OTHER MATTERS.
For address change/comments, mark here. (see reverse for instructions)				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

AMEDISYS, INC.

Annual Meeting of Stockholders

June 8, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AMEDISYS, INC.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH  THE CHOICES

SPECIFIED ON THE REVERSE SIDE.

The undersigned stockholder of Amedisys, Inc. (the “Company”) hereby appoints Paul B. Kusserow and Gary D. Willis the true and lawful attorneys, agents and proxies of the undersigned with full power of substitution for and in the name of the undersigned, to vote all the shares of Common Stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Amedisys executive office, 209 10th Ave. S., Suite 512, Nashville, Tennessee 37203, on June 8, 2017 at 1:00 p.m. Central Time, and any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, for the purposes listed on the reverse side.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side